Exhibit 2.1 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY ) In re: ) Chapter 11 ) CYXTERA TECHNOLOGIES, INC., et al.,1 ) Case No. 23-14853 (JKS) ) Debtors. ) (Jointly Administered) ) FOURTH AMENDED JOINT PLAN OF REORGANIZATION OF CYXTERA TECHNOLOGIES, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE 1 A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ proposed Claims and Noticing Agent at https://www.kccllc.net/cyxtera. The location of Debtor Cyxtera Technologies, Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is: 2333 Ponce de Leon Boulevard, Ste. 900, Coral Gables, Florida, 33134. COLE SCHOTZ P.C. KIRKLAND & ELLIS LLP Felice R. Yudkin, Esq. (NJ Bar No. 014962005) KIRKLAND & ELLIS INTERNATIONAL LLP Warren A. Usatine, Esq. (NJ Bar No. 025881995) Edward O. Sassower, P.C. (admitted pro hac vice) Michael D. Sirota, Esq. (NJ Bar No. 014321986) Christopher Marcus, P.C. (admitted pro hac vice) Court Plaza North, 25 Main Street Derek I. Hunter (admitted pro hac vice) Hackensack, New Jersey 07601 601 Lexington Avenue Telephone: (201) 489-3000 New York, New York 10022 Email: msirota@coleschotz.com Telephone: (212) 446-4800 wusatine@coleschotz.com Facsimile: (212) 446-4900 fyudkin@coleschotz.com Email: esassower@kirkland.com christopher.marcus@kirkland.com derek.hunter@kirkland.com Co-Counsel to Co-Counsel to the Debtors and Debtors in Possession the Debtors and Debtors in Possession Dated: November 13, 2023

TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ......................................................................................................................... 1 A. Defined Terms. ................................................................................................................................. 1 B. Rules of Interpretation. ................................................................................................................... 15 C. Computation of Time. ..................................................................................................................... 15 D. Governing Law. .............................................................................................................................. 16 E. Reference to Monetary Figures. ...................................................................................................... 16 F. Reference to the Debtors and the Post-Effective Date Debtors. ...................................................... 16 G. Controlling Document. .................................................................................................................... 16 H. Nonconsolidated Plan. .................................................................................................................... 16 I. Consultation, Notice, Information, and Consent Rights. ................................................................. 16 ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES ....... 17 A. Administrative Claims. ................................................................................................................... 17 B. DIP Claims. ..................................................................................................................................... 17 C. Professional Fee Claims. ................................................................................................................. 18 D. Priority Tax Claims. ........................................................................................................................ 18 E. Payment of Restructuring Expenses. ............................................................................................... 19 F. Receivables Program Claims. ......................................................................................................... 19 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ..................................... 19 A. Classification of Claims and Interests. ............................................................................................ 19 B. Treatment of Claims and Interests. ................................................................................................. 20 C. Special Provision Governing Unimpaired Claims. ......................................................................... 23 D. Elimination of Vacant Classes. ....................................................................................................... 23 E. Voting Classes, Presumed Acceptance by Non-Voting Classes. .................................................... 23 F. Intercompany Interests. ................................................................................................................... 23 G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. ................. 23 H. Controversy Concerning Impairment. ............................................................................................. 23 I. Subordinated Claims. ...................................................................................................................... 23 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN ........................................................................ 24 A. General Settlement of Claims and Interests. ................................................................................... 24 B. Restructuring Transactions.............................................................................................................. 24 C. The Equity Investment Transaction or Recapitalization Transaction. ............................................ 25 D. The Asset Sale. ................................................................................................................................ 28 E. Preservation of Causes of Action. ................................................................................................... 32 F. Cancellation of Existing Agreements and Interests. ....................................................................... 32 G. Section 1146 Exemption. ................................................................................................................ 33 H. Corporate Action. ............................................................................................................................ 33 I. Directors and Officers of the Post-Effective Date Debtors. ............................................................ 34 J. Effectuating Documents; Further Transactions. .............................................................................. 34 K. Vesting of Assets in the Post-Effective Date Debtors. .................................................................... 34 L. Private Company. ............................................................................................................................ 34 M. GUC Trust. ...................................................................................................................................... 35 N. Director and Officer Liability Insurance. ........................................................................................ 36 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .............................. 36 A. Assumption of Executory Contracts and Unexpired Leases. .......................................................... 36 B. Indemnification Obligations. ........................................................................................................... 37 C. Claims Based on Rejection of Executory Contracts or Unexpired Leases. ..................................... 38 D. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. .................................. 38

E. Insurance Policies. .......................................................................................................................... 39 F. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. .......... 40 G. Reservation of Rights. ..................................................................................................................... 40 H. Nonoccurrence of Effective Date. ................................................................................................... 40 I. Contracts and Leases Entered Into After the Petition Date. ............................................................ 40 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS .............................................................................. 40 A. Timing and Calculation of Amounts to Be Distributed. ................................................................. 40 B. Disbursing Agent. ........................................................................................................................... 41 C. Rights and Powers of Disbursing Agent. ........................................................................................ 41 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. ..................................... 41 E. Manner of Payment. ........................................................................................................................ 42 F. Compliance with Tax Requirements. .............................................................................................. 42 G. Allocations. ..................................................................................................................................... 42 H. No Postpetition Interest on Claims. ................................................................................................ 43 I. Foreign Currency Exchange Rate. .................................................................................................. 43 J. Setoffs and Recoupment. ................................................................................................................ 43 K. Claims Paid or Payable by Third Parties. ........................................................................................ 43 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ......................................................................................................................................... 44 A. Disputed Claims Process. ................................................................................................................ 44 B. Allowance of Claims. ...................................................................................................................... 44 C. Estimation of Claims. ...................................................................................................................... 45 D. Claims Administration Responsibilities. ......................................................................................... 45 E. Time to File Objections to Claims. ................................................................................................. 45 F. Adjustment to Claims or Interests without Objection. .................................................................... 45 G. Disputed and Contingent Claims Reserve. ...................................................................................... 46 H. Disallowance of Claims or Interests................................................................................................ 46 I. Amendments to Proofs of Claim or Interest. ................................................................................... 46 J. Distributions Pending Allowance. .................................................................................................. 46 K. Distributions After Allowance. ....................................................................................................... 46 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS .............................. 47 A. Discharge of Claims and Termination of Interests. ......................................................................... 47 B. Release of Liens. ............................................................................................................................ 47 C. Releases by the Debtors. ............................................................................................................... 48 D. Releases by Holders of Claims and Interests. ............................................................................. 48 E. Exculpation. ................................................................................................................................... 49 F. Injunction....................................................................................................................................... 50 G. Protections Against Discriminatory Treatment. .............................................................................. 51 H. Document Retention. ...................................................................................................................... 51 I. Reimbursement or Contribution. ..................................................................................................... 51 ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN ........................................... 51 A. Conditions Precedent to the Effective Date. ................................................................................... 51 B. Waiver of Conditions. ..................................................................................................................... 52 C. Effect of Failure of Conditions. ...................................................................................................... 52 D. Substantial Consummation. ............................................................................................................ 53 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ....................................... 53 A. Modification and Amendments. ...................................................................................................... 53 B. Effect of Confirmation on Modifications. ....................................................................................... 53 C. Revocation or Withdrawal of Plan. ................................................................................................. 53 ARTICLE XI. RETENTION OF JURISDICTION ..................................................................................................... 53

ARTICLE XII. MISCELLANEOUS PROVISIONS .................................................................................................. 55 A. Immediate Binding Effect. .............................................................................................................. 55 B. Additional Documents. ................................................................................................................... 56 C. Payment of Statutory Fees. ............................................................................................................. 56 D. Statutory Committee and Cessation of Fee and Expense Payment. ................................................ 56 E. Reservation of Rights. ..................................................................................................................... 56 F. Successors and Assigns. .................................................................................................................. 56 G. Notices. ........................................................................................................................................... 57 H. Term of Injunctions or Stays. .......................................................................................................... 58 I. Entire Agreement. ........................................................................................................................... 58 J. Exhibits. .......................................................................................................................................... 58 K. Nonseverability of Plan Provisions. ................................................................................................ 58 L. Votes Solicited in Good Faith. ........................................................................................................ 59 M. Good Faith; No Collusion. .............................................................................................................. 59 N. Closing of Chapter 11 Cases. .......................................................................................................... 59 O. Waiver or Estoppel.......................................................................................................................... 59 P. Creditor Default. ............................................................................................................................. 59 Q. Removal or Abandonment of Third Parties’ Property. ................................................................... 60

1 INTRODUCTION Cyxtera Technologies, Inc. and the above-captioned debtors and debtors in possession propose the Plan for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations as well as a summary and description of the Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in the Plan, capitalized terms have the meanings set forth below. 1. “Acquired Assets” has the meaning set forth in the Purchase Agreement. 2. “Administrative Claim” means a Claim for costs and expenses of administration of the Estates under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims in the Chapter 11 Cases; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930; (d) Adequate Protection Claims (as defined in the DIP Orders); (e) Restructuring Expenses; (f) the Disinterested Director Fee Claims; (g) the Canadian Fee Claims; and (h) the Breakup Fee and the Expense Reimbursement (each as defined in the Purchase Agreement), to the extent payable under the Purchase Agreement. 3. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims other than Professional Fee Claims, shall be thirty (30) days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be forty-five (45) days after the Effective Date. 4. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the reference Entity were a debtor in a case under the Bankruptcy Code. 5. “Agents” means, collectively, the DIP Agent, the Prepetition Agent, the Bridge Facility Agent, the New Takeback Facility Agent, and the Receivables Program Agent, including, in each case, any successors thereto. 6. “AHG” means that certain ad hoc group of Holders of Term Loan Claims represented by the AHG Advisors. 7. “AHG Advisors” means (i) Gibson, Dunn & Crutcher LLP, (ii) Houlihan Lokey Capital, Inc., (iii) Gibbons P.C, and (iv) Goodmans LLP. 8. “Allowed” means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim timely Filed by the applicable bar date (or for which Claim a Proof of Claim is not

2 required under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed and for which no Proof of Claim has been timely filed; or (c) a Claim Allowed pursuant to the Plan, any stipulation approved by the Bankruptcy Court, any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan, or a Final Order of the Bankruptcy Court; provided that, with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or, if such an objection is so interposed, such Claim shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions under the Plan on account of such Claims or Interests. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes. For the avoidance of doubt, a Proof of Claim Filed after the applicable bar date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow” and “Allowing” shall have correlative meanings. 9. “Asset Sale” means a Sale Transaction in which the Debtors sell all or substantially all of their assets to the Purchaser pursuant to the Purchase Agreement. 10. “Assumption or Rejection Objection Deadline” means the date that is ten (10) days after filing of the Schedule of Assumed Executory Contracts and Unexpired Leases; provided that if any Executory Contract or Unexpired Lease is added to or removed from such schedule, or its treatment, including payment of Cure or assignment, is altered pursuant to an amended Schedule of Assumed Executory Contracts and Unexpired Leases, then the Assumption or Rejection Objection Deadline solely with respect to such Executory Contract or Unexpired Lease shall be ten (10) days after filing of the amended Schedule of Assumed Executory Contracts and Unexpired Leases that sets forth such modification. 11. “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551, 552, and 553(b) of the Bankruptcy Code, and applicable non-bankruptcy law. 12. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532. 13. “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey. 14. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court. 15. “Bidding Procedures” means the bidding procedures attached as Exhibit 1 to the Bidding Procedures Order. 16. “Bidding Procedures Documents” means the Bidding Procedures, the Bidding Procedures Motion, and the Bidding Procedures Order. 17. “Bidding Procedures Motion” means the Debtors’ Motion for Entry of an Order (I) Approving the Bidding Procedures and Auction, (II) Approving Stalking Horse Bid Protections, (III) Scheduling Bid Deadlines and an Auction, (IV) Approving the Form and Manner of Notice Thereof, and (V) Granting Related Relief [Docket No. 95]. 18. “Bidding Procedures Order” means the Order (I) Approving the Bidding Procedures and Auction, (II) Approving Stalking Horse Bid Protections, (III) Scheduling Bid Deadlines and an Auction, (IV) Approving the Form and Manner of Notice Thereof, and (V) Granting Related Relief [Docket No. 180].

3 19. “Bridge Facility” means that certain super senior financing facility issued pursuant to the Bridge Facility Credit Agreement. 20. “Bridge Facility Agent” means Wilmington Savings Fund Society, FSB, in its capacity as administrative and collateral agent under the Bridge Facility Credit Agreement. 21. “Bridge Facility Credit Agreement” means that certain Frist Lien Priority Credit Agreement dated as of May 4, 2023, by and among Initial Holdings, the Prepetition Borrower, the lenders party thereto, and the Bridge Facility Agent. 22. “Bridge Facility Documents” means the Bridge Facility Credit Agreement and any other documentation necessary to effectuate the incurrence of the Bridge Facility. 23. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)). 24. “Canadian Fee Claims” means all unpaid fees and expenses as of the Effective Date due to (i) Gowling WLG (Canada) LLP, in its capacity as Cyxtera’s Canadian counsel pursuant to its engagement letter with Cyxtera; (ii) Alvarez & Marsal Canada Inc., in its capacity as the information officer in In the Matter of Cyxtera Technologies Inc., (2023) Court File No. 2301-07385 (Can. Alta. KB); and (iii) McMillan LLP, in its capacity as counsel to Alvarez & Marsal Canada Inc. On the Effective Date, the Canadian Fee Claims shall be deemed Allowed Administrative Claims against Cyxtera. 25. “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America. 26. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code. 27. “Cause of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law (including under any state or federal securities laws). Causes of Action include: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (b) the right to object to Claims or Interests, (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (d) any claim or defense including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code, and (e) any state law fraudulent transfer claim. 28. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court. 29. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 30. “Claims and Noticing Agent” means Kurtzman Carson Consultants LLC, the claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order. 31. “Claims Objection Deadline” means the deadline for objecting to a Claim asserted against a Debtor, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Post-Effective Date Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to such Claims.

4 32. “Claims Register” means the official register of Claims and Interests in the Debtors maintained by the Claims and Noticing Agent. 33. “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code. 34. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system. 35. “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code as set forth in the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 133] and as may be reconstituted from time to time. 36. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases. 37. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 38. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time. 39. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, the form and substance of which shall be subject to the consent rights set forth in the RSA, and, in the event of a Sale Transaction, approving the Asset Sale and otherwise subject to the consent rights in the Purchase Agreement. 40. “Consenting Lenders” means, collectively, the Holders of First Lien Claims that are signatories to the RSA or any subsequent Holder of First Lien Claims that becomes party thereto in accordance with the terms of the RSA, each solely in their capacity as such. 41. “Consenting Sponsors” means, collectively, the Holders of Existing Equity Interests that are signatories to the RSA or any subsequent Holder of Existing Equity Interests that becomes party thereto in accordance with the terms of the RSA, each solely in their capacity as such. 42. “Consenting Stakeholders” means, collectively, the Consenting Lenders and the Consenting Sponsors. 43. “Consummation” means the occurrence of the Effective Date. 44. “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. The amount of a Cure payment, if any, is $0.00 unless otherwise indicated in the Schedule of Assumed Executory Contracts and Unexpired Leases. The proposed Cure payment for any Executory Contract or Unexpired Lease for which no amount is set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases shall be deemed to equal $0.00. 45. “Cyxtera” means Cyxtera Technologies, Inc. 46. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) covering any of the Debtors’ current or former directors’, managers’, officers’ and/or employees’ liability and all agreements, documents, or instruments relating thereto. 47. “Debtor Release” means the release set forth in Article VIII.C hereof.

5 48. “Debtors” means, collectively, each of the following: Cyxtera Technologies, Inc., Cyxtera Canada TRS, ULC, Cyxtera Canada, LLC, Cyxtera Communications Canada, ULC, Cyxtera Communications, LLC, Cyxtera Data Centers, Inc., Cyxtera DC Holdings, Inc., Cyxtera DC Parent Holdings, Inc., Cyxtera Digital Services, LLC, Cyxtera Employer Services, LLC, Cyxtera Federal Group, Inc., Cyxtera Holdings, LLC, Cyxtera Management, Inc., Cyxtera Netherlands B.V., Cyxtera Technologies Maryland, Inc., and Cyxtera Technologies, LLC. 49. “Definitive Documents” means, collectively and as applicable, (a) the Disclosure Statement; (b) the Solicitation Materials; (c) the New Organizational Documents; (d) the DIP Orders (and motion(s) seeking approval thereof); (e) the DIP Documents; (f) the New Takeback Facility Documents, (g) the Plan (and all exhibits thereto); (h) the Confirmation Order; (i) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials (and motion(s) seeking approval thereof); (j) all material pleadings Filed by the Debtors in connection with the Chapter 11 Cases (and related orders), including the first day pleadings and all orders sought pursuant thereto; (k) the Plan Supplement; (l) the MIP Documents; (m) any and all filings with or requests for regulatory or other approvals from any governmental entity or unit, other than ordinary course filings and requests, necessary or desirable to implement the Restructuring Transactions; (n) the Bridge Facility Documents; (o) the Bidding Procedures Documents; (p) the Purchase Agreement; and (q) such other agreements, instruments, and documentation as may be necessary to consummate and document the transactions contemplated by the Plan. For the avoidance of doubt, the form and substance of each Definitive Document shall be subject to the consent rights set forth in the RSA and, with respect to any Definitive Document that relates to the Purchaser, the Purchase Agreement, or the Asset Sale, such Definitive Document shall be in form and substance reasonably acceptable to the Purchaser unless otherwise provided for in the Purchase Agreement or the Plan. 50. “DIP Agent” means the administrative agent and collateral agent under the DIP Facility. 51. “DIP Agent Advisors” means ArentFox Schiff LLP, in its capacity as counsel to the DIP Agent and the Prepetition Priority Administrative Agent (as defined in the DIP Orders). 52. “DIP Claims” means any Claim against any Debtor derived from, based upon, or arising under the DIP Facility, the DIP Credit Agreement, or the other DIP Documents. 53. “DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 7, 2023, by and among Initial Holdings, Prepetition Borrower, the lenders party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent. 54. “DIP Documents” means, collectively, the DIP Credit Agreement and any other documents governing the DIP Facility, including the DIP Orders, as such documents may be amended, supplemented, or otherwise modified from time to time in accordance with their terms. 55. “DIP Facility” means the superpriority senior secured debtor-in-possession credit facility provided for under the DIP Documents. 56. “DIP Lenders” means, collectively, each lender under the DIP Facility. 57. “DIP Loans” means the loans issued pursuant to the DIP Credit Agreement. 58. “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order. 59. “Disbursing Agent” means, with respect to all distributions to be made under the Plan other than distributions on account of General Unsecured Claims, the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, or any Entity the Debtors, the Post-Effective Date Debtors, or the Plan Administrator selects to make or to facilitate distributions in accordance with the Plan, which Entity may include the Claims and Noticing Agent and, with the respective Agent’s prior written consent, the Agents, as applicable.

6 60. “Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code. 61. “Disclosure Statement Order” means the Order Approving (I) the Adequacy of the Disclosure Statement, (II) the Solicitation Procedures, (III) the Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates with Respect Thereto [Docket No. 563]. 62. “Disinterested Director Fee Claims” means all unpaid fees and expenses as of the Effective Date due to the disinterested directors of Cyxtera pursuant to their respective director agreements with Cyxtera. On the Effective Date, the Disinterested Director Fee Claims shall be deemed Allowed Administrative Claims against Cyxtera. 63. “Disputed” means, as to a Claim or an Interest, a Claim or an Interest: (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has Filed a Proof of Claim or Proof of Interest or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 64. “Disputed Claims Reserve Amount” means Cash in an amount to be determined by the Debtors in consultation with the Required Consenting Term Lenders, which amount shall be used to fund the Disputed Claims Reserve. 65. “Disputed Claims Reserve” means the account to be established on the Effective Date and funded with the Disputed Claims Reserve Amount for distribution as set forth in Article VII.G, if any. 66. “Distributable Consideration” means, in the event of a Sale Transaction, all Cash of the Debtors or the Post-Effective Date Debtors, as applicable, on or after the Effective Date, including any Cash comprising the Purchase Price and the Residual Cash, after payment of the Administrative Claims, DIP Claims, Professional Fee Claims, Disinterested Director Fee Claims, Canadian Fee Claims, Restructuring Expenses, Priority Tax Claims, Receivables Program Claims, Other Secured Claims, and Other Priority Claims, each as set forth in the Plan, and funding the Professional Fee Escrow Account, the GUC Trust, the Disputed Claims Reserve, the Wind-Down Reserve, and the Priority Claims Reserve, as applicable, plus any non-Cash consideration comprising the Purchase Price plus any proceeds generated by any Cause of Action retained by the Post-Effective Date Debtors. 67. “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the first day of the Confirmation Hearing or such other date agreed to by the Debtors and the Required Consenting Term Lenders. 68. “Distribution Reserve Accounts” means, in the event of an Asset Sale, the Priority Claims Reserve and the Wind-Down Reserve established pursuant to the Plan. 69. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. 70. “Entity” means any entity, as defined in section 101(15) of the Bankruptcy Code. 71. “Equity Investment Transaction” means a restructuring under the Plan pursuant to which, among other things, the Purchaser purchases all or substantially all of the New Common Stock in exchange for the Purchase Price. 72. “Equity Security” means any equity security, as defined in section 101(16) of the Bankruptcy Code, in a Debtor.

7 73. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code. 74. “Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 75. “Excluded Assets” has the meaning set forth in the Purchase Agreement. 76. “Excluded Liabilities” has the meaning set forth in the Purchase Agreement. 77. “Exculpated Parties” means, collectively: (a) the Debtors; (b) the Post-Effective Date Debtors, (c) the Committee and the members of the Committee; and (d) with respect to each of the foregoing Entities in clauses (a) through (c), each such Entity’s current and former control persons, directors, members of any committees of any Entity’s board of directors or managers, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, advisory board members, financial advisors, attorneys (including any attorneys or other professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such. 78. “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 79. “Existing Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of Cyxtera (in each case whether or not arising under or in connection with any employment agreement) immediately prior to the consummation of the transactions contemplated in the Plan. 80. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date. 81. “File” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. “Filed” and “Filing” shall have correlative meanings. 82. “Final DIP Order” means the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Claims, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, and (VI) Granting Related Relief [Docket No. 297]. 83. “Final Order” means, as applicable, an order or judgment in any U.S. or non-U.S. forum of the Bankruptcy Court or any other court of competent jurisdiction (including any Canadian or other non-U.S. court) with respect to the relevant subject matter that has not been reversed, vacated, stayed, modified, or amended and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing thereof has been timely sought, or, if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

8 84. “Final Receivables Program Order” means the Final Order (I) Authorizing Certain Debtors to Continue Selling, Contributing, and Servicing Receivables and Related Rights Pursuant to the Receivables Program, (II) Modifying the Automatic Stay, and (III) Granting Related Relief [Docket No. 295]. 85. “First Lien Claims” means, collectively, the RCF Claims and the Term Loan Claims. 86. “First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of May 17, 2017, by and among the Prepetition Borrower, Initial Holdings, the lenders from time to time party thereto, the issuers of letters of credit thereunder, and the Prepetition Agent, as the same may be amended, supplemented, or otherwise modified from time to time. 87. “First Lien Credit Documents” means the First Lien Credit Agreement and any other documentation necessary to effectuate the incurrence of the Revolving Credit Facility or the Term Loan Facilities. 88. “General Unsecured Claim” means any Claim that is not (a) an Administrative Claim, (b) a Professional Fee Claim, (c) a Priority Tax Claim, (d) a Secured Tax Claim, (e) a DIP Claim, (f) an Other Secured Claim, (g) an Other Priority Claim, (h) a First Lien Claim, (i) a Receivables Program Claim, (j) an Intercompany Claim, (k) a Section 510 Claim, (l) a Disinterested Director Fee Claim, (m) a Canadian Fee Claim, or (n) a Restructuring Expense. 89. “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, managing member, general partner, investment committee, special committee, or such similar governing body of any of the Debtors or the Post-Effective Date Debtors, as applicable. 90. “Governmental Unit” means any governmental unit, as defined in section 101(27) of the Bankruptcy Code. 91. “GUC Trust” means the trust established on the Effective Date in accordance with the Plan to hold the GUC Trust Assets and administer Allowed General Unsecured Claims pursuant to the GUC Trust Agreement. 92. “GUC Trust Agreement” means the trust agreement establishing and delineating the terms and conditions for the creation and operation of the GUC Trust to be entered into on or before the Effective Date between the Debtors and the GUC Trustee, which agreement shall be in form and substance acceptable to the Debtors, the Committee, and the Required Consenting Term Lenders. 93. “GUC Trust Assets” means $8.65 million in Cash to be transferred by the Debtors to the GUC Trust on the Effective Date. 94. “GUC Trustee” means, in its capacity as such, the Person selected by the Committee in consultation with the Debtors and the Required Consenting Term Lenders, and any successor thereto, in accordance with the GUC Trust Agreement. 95. “GUC Trust Fees and Expenses” means all reasonable and documented fees, expenses, and costs (including any taxes imposed on or payable by the GUC Trust or in respect of the GUC Trust Assets) incurred by the GUC Trust, any professionals retained by the GUC Trust, and any additional amount determined necessary by the GUC Trustee to adequately reserve for the operating expenses of the GUC Trust. 96. “GUC Trust Net Assets” means the GUC Trust Assets less the GUC Trust Fees and Expenses. 97. “Holder” means an Entity that is the record owner of a Claim or Interest. For the avoidance of doubt, affiliated record owners of Claims or Interests managed or advised by the same institution shall constitute separate Holders. 98. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

9 99. “Initial Holdings” means Cyxtera DC Parent Holdings, Inc. 100. “Intercompany Claim” means any Claim against a Debtor held by another Debtor. 101. “Intercompany Interest” means an Interest in a Debtor held by another Debtor. 102. “Interest” means, collectively, (a) any Equity Security in any Debtor and (b) any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, or repurchase rights; convertible, exercisable, or exchangeable securities; or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor. 103. “Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Claims, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief [Docket No. 70]. 104. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001. 105. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code. 106. “Management Incentive Plan” means, in the event of a Recapitalization Transaction or an Equity Investment Transaction, the management incentive plan reserving up to 10 percent of the New Common Stock on a fully diluted basis, with structure, awards, and terms of the management incentive plan to be determined by the New Board, which management incentive plan shall be acceptable to the Required Consenting Term Lenders and the Debtors. 107. “MIP Documents” means, collectively, the documents governing the Management Incentive Plan, as such documents may be amended, supplemented, or otherwise modified from time to time in accordance with their terms. 108. “New Board” means, in the event of a Recapitalization Transaction or an Equity Investment Transaction, the board of directors or similar Governing Body of Reorganized Cyxtera, which shall be acceptable to the Required Consenting Term Lenders, including, without limitation, with respect to the number and identity of the directors. 109. “New Common Stock” means, in the event of a Recapitalization Transaction or an Equity Investment Transaction, a single class of common equity interests issued by Reorganized Cyxtera on the Effective Date. 110. “New Organizational Documents” means, in the event of a Recapitalization Transaction or an Equity Investment Transaction, the documents providing for corporate governance of Reorganized Cyxtera and the other Post-Effective Date Debtors, as applicable, including charters, bylaws, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, which shall be consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable) and in form and substance subject to the consent rights set forth in the RSA and, in the event of a Sale Transaction, in form and substance reasonably acceptable to the Purchaser. 111. “New Takeback Facility” means, in the event of a Recapitalization Transaction, a new senior secured, first lien, “first out” term loan facility, in an initial aggregate principal amount of $200,468,511.87 plus any accrued and unpaid interest, fees, costs, charges, expenses, and any other accrued and unpaid amounts under the DIP Documents as of the Effective Date, to be incurred by the Debtors on the Effective Date in connection with effectuating the Recapitalization Transaction in accordance with the Plan and the Restructuring Transactions Memorandum, in each case as determined by the Debtors and in form and substance subject to the consent rights set forth in the RSA. 112. “New Takeback Facility Agent” means the agent under the New Takeback Facility Credit Agreement.

10 113. “New Takeback Facility Credit Agreement” means the credit agreement with respect to the New Takeback Facility, as may be amended, supplemented, or otherwise modified from to time and which shall be in form and substance subject to the consent rights set forth in the RSA. 114. “New Takeback Facility Documents” means the New Takeback Facility Credit Agreement and any other documentation necessary or appropriate to effectuate the incurrence of the New Takeback Facility, each of which shall be in form and substance subject to the consent rights set forth in the RSA. 115. “New Takeback Facility Loans” means loans issued under the New Takeback Facility. 116. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 117. “Other Secured Claim” means any Secured Claim against the Debtors other than the DIP Claims, the Priority Tax Claims, the Receivables Program Claims, or the First Lien Claims. 118. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code. 119. “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases. 120. “Plan” means this joint plan of reorganization under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the RSA, the Purchase Agreement, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto. 121. “Plan Administrator” means, in the event of an Asset Sale, the Person selected by the Debtors and the Required Consenting Term Lenders and, in the event of an Asset Sale, after consultation with the Purchaser, to administer all assets of the Estates vested in the Post-Effective Date Debtors, and thereafter, all assets held from time to time by the Post-Effective Date Debtors. 122. “Plan Administrator Agreement” means that certain agreement entered into no later than the Effective Date setting forth, among other things, the Plan Administrator’s rights, powers, obligations, and compensation, which shall be in form and substance subject to the consent rights set forth in the RSA. 123. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with the Plan. 124. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, subject to the consent rights set forth in the Purchase Agreement (in the event of an Asset Sale), and as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors, to the extent reasonably practicable, no later than three (3) days before the deadline to vote to accept or reject the Plan or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including the following, as applicable: (a) the New Organizational Documents; (b) the identity and members of the New Board; (c) the Schedule of Retained Causes of Action; (d) the New Takeback Facility Documents; (e) the Restructuring Transactions Memorandum; (f) the Schedule of Assumed Executory Contracts and Unexpired Leases; (g) the Schedule of Rejected Executory Contracts and Unexpired Leases; (h) the GUC Trust Agreement; (i) in the event of an Asset Sale, the Plan Administrator Agreement and the identity of the Plan Administrator; (j) in the event of a Sale Transaction, the Purchase Agreement; and (k) additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement. 125. “Post-Effective Date Debtors” means the Debtors after the Effective Date or the Plan Administrator, as applicable.

11 126. “Prepetition Agent” means Citibank, N.A., in its capacity as administrative and collateral agent under the First Lien Credit Agreement. 127. “Prepetition Borrower” means Cyxtera DC Holdings, Inc. (f/k/a Colorado Buyer Inc.). 128. “Prepetition First Lien Administrative Agent Advisors” means (i) Davis Polk & Wardwell LLP, (ii) Greenberg Traurig, LLP, and (iii) FTI Consulting, Inc. 129. “Priority Claims” means, collectively, Administrative Claims, Priority Tax Claims, and Other Priority Claims. 130. “Priority Claims Reserve” means, in the event of an Asset Sale, the account to be established and maintained by the Plan Administrator on the Effective Date and funded with the Priority Claims Reserve Amount for distribution to Holders of Priority Claims (except for Professional Fee Claims) as set forth in Article II. 131. “Priority Claims Reserve Amount” means, in the event of an Asset Sale, Cash in an amount to be determined in the Debtors’ reasonable business judgment and in consultation with the Required Consenting Term Lenders, which amount shall be used by the Plan Administrator to fund the Priority Claims Reserve. 132. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 133. “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 134. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals reasonably estimate in good faith that they have incurred or will incur in rendering services to the Debtors as set forth in Article II.C of the Plan. 135. “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. 136. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount. 137. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable bar date. 138. “Proof of Interest” means a proof of Interest filed in any of the Debtors in the Chapter 11 Cases. 139. “Purchase Agreement” means the purchase agreement entered into by the Debtors and the Purchaser in accordance with the Bidding Procedures, which shall be in form and substance subject to the consent rights set forth in the RSA and acceptable to the Purchaser and the Required Consenting Term Lenders. 140. “Purchase Price” has the meaning set forth in the Bidding Procedures. 141. “Purchaser” means, (a) in the event that the Debtors, with the consent of the Required Consenting Term Lenders, determine to pursue the Asset Sale, Phoenix Data Center Holdings LLC and its affiliates that are Designees under and as defined in the Purchase Agreement, or (b) in the event that the Debtors, with the consent of the Required Consenting Term Lenders, determine to pursue the Equity Investment Transaction, the “Purchaser” under and as defined in the Purchase Agreement.

12 142. “RCF Claims” means any Claim on account of the Revolving Credit Facility and any claim against any non-Debtor Affiliate of a Debtor under such Revolving Credit Facility. 143. “Recapitalization Transaction” means, in the event that the Debtors, with the consent of the Required Consenting Term Lenders, do not determine to pursue a Sale Transaction, the restructuring transaction pursuant to the Plan, pursuant to which, among other things, Holders of First Lien Claims receive 100 percent of the New Common Stock, subject to dilution by the Management Incentive Plan. 144. “Receivables Program” means that certain trade receivables securitization facility pursuant to the Receivables Program Documents and approved by the Final Receivables Program Order. 145. “Receivables Program Agent” means, collectively, PNC Bank, National Association, in its capacity as Administrative Agent under the Receivables Program Documents, and PNC Capital Markets LLC, in its capacity as Structuring Agent under the Receivables Program Documents, including, in each case, any successors thereto. 146. “Receivables Program Claims” means any Claims constituting Receivables Program Obligations (as defined in the Final Receivables Program Order). 147. “Receivables Program Documents” means, collectively, the “Transaction Documents” as defined in the Final Receivables Program Order, as such documents may be amended, supplemented, or otherwise modified from time to time in accordance with their terms. 148. “Reinstate” means reinstate, reinstated, or reinstatement with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. “Reinstated” and “Reinstatement” shall have correlative meanings. 149. “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any Governing Body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees. 150. “Released Party” means, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Post-Effective Date Debtor; (c) each Consenting Stakeholder; (d) each Releasing Party; (e) each Agent; (f) each DIP Lender; (g) in the event of a Sale Transaction, the Purchaser; (h) the Committee and each member of the Committee; (i) each current and former Affiliate of each Entity in clause (a) through the following clause (j); (j) each Related Party of each Entity in clause (a) through this clause (j); provided that in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the releases described in Article VIII.D of the Plan; or (y) timely objects to the releases contained in Article VIII.D of the Plan and such objection is not resolved before Confirmation. 151. “Releasing Party” means, each of, and in each case in its capacity as such: (a) the Debtors; (b) the Post-Effective Date Debtors; (c) each DIP Lender; (d) each Agent; (e) each Consenting Stakeholder; (f) in the event of a Sale Transaction, the Purchaser; (g) the Committee and each member of the Committee; (h) all Holders of Claims that vote to accept the Plan; (i) all Holders of Claims who are deemed to accept the Plan but who do not affirmatively opt out of the releases provided for in the Plan by checking the box on the applicable notice of non-voting status indicating that they opt not to grant the releases provided for in the Plan; (j) all Holders of Claims who abstain from voting on the Plan, other than those who were not sent a Ballot or an Opt Out Form (each as defined in the Disclosure Statement Order), and who do not affirmatively opt out of the releases provided for in the Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided for in the Plan; (k) all Holders of Claims or Interests who vote to reject the Plan or are deemed to reject the Plan and who do not affirmatively opt out of the releases provided for in the Plan by checking the box on the applicable ballot or

13 notice of non-voting status indicating that they opt not to grant the releases provided for in the Plan; (l) each current and former Affiliate of each Entity in clause (a) through (k); and (m) each Related Party of each Entity in clause (a) through (l) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan under applicable law; provided that, for the avoidance of doubt, an Entity in clause (i) through clause (k) shall not be a Releasing Party if it: (x) elects to opt out of the releases contained in Article VIII.D of the Plan; or (y) timely objects to the releases contained in Article VIII.D of the Plan and such objection is not resolved before Confirmation. 152. “Reorganized Cyxtera” means Cyxtera Technologies, Inc., or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date. 153. “Required Consenting Term Lenders” means, as of the relevant date, Consenting Lenders holding at least 66.67% of the aggregate outstanding principal amount of the Term Loan Claims that are held by Consenting Lenders. 154. “Residual Cash” means, in the event of a Sale Transaction, the sum of (a) any amounts remaining in the Professional Fee Escrow Account after payment in full of all Allowed Professional Fee Claims, (b) any amounts remaining in the Priority Claims Reserve after payment in full of all Allowed Priority Claims and Allowed Administrative Claims (other than Professional Fee Claims), (c) any amounts remaining in the Disputed Claim Reserve after the final resolution of Disputed Claims, and (d) any amounts remaining in the Wind-Down Reserve after entry of a final decree closing the last of the Chapter 11 Cases. 155. “Restructuring Expenses” means the reasonable and documented fees and expenses accrued from the inception of their respective engagements related to the implementation of the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors of: (i) the AHG Advisors; (ii) the DIP Agent Advisors; and (iii) the Prepetition First Lien Administrative Agent Advisors. 156. “Restructuring Term Sheet” means the term sheet attached to the RSA as Exhibit B. 157. “Restructuring Transactions” means the transactions described in Article IV.B of the Plan. 158. “Restructuring Transactions Memorandum” means the description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with the Plan and as set forth in the Plan Supplement, which shall be in form and substance acceptable to the Required Consenting Term Lenders, and, in the event of a Sale Transaction, the Purchaser. 159. “Revolving Credit Facility” means that certain first lien, multi-currency revolving credit facility (including the letters of credit issued thereunder) issued pursuant to the First Lien Credit Agreement. 160. “RSA” means that certain restructuring support agreement, dated as of May 4, 2023, by and among the Debtors and the Consenting Stakeholders, including all exhibits thereto (including the Restructuring Term Sheet), as may be amended, modified, or supplemented from time to time, in accordance with its terms. 161. “Sale Transaction” means, as applicable, either an Equity Investment Transaction or an Asset Sale. 162. “Schedule of Assumed Executory Contracts and Unexpired Leases” means a schedule to be included in the Plan Supplement, as determined by the Debtors, which shall be subject to the consent rights set forth in the RSA and, in the event of an Asset Sale, acceptable to the Purchaser and the Required Consenting Term Lenders and in all respects consistent with the terms of the Purchase Agreement, of certain Executory Contracts and Unexpired Leases (and their Cure amounts) to be assumed by the Debtors or assumed by the Debtors and assigned to the Purchaser, as applicable, pursuant to the Plan and the Purchase Agreement, as the same may be amended, modified, or supplemented from time to time by the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, in accordance with the Plan and, in the event of an Asset Sale, the Purchase Agreement, and with the consent of the Purchaser and the Required Consenting Term Lenders.

14 163. “Schedule of Rejected Executory Contracts and Unexpired Leases” means a schedule to be included in the Plan Supplement, as determined by the Debtors, which shall be subject to the consent rights set forth in the RSA and, in the event of an Asset Sale, acceptable to the Purchaser and the Required Consenting Term Lenders and in all respects consistent with the terms of the Purchase Agreement, of certain Executory Contracts and Unexpired Leases that will be rejected by the Debtors pursuant to the Plan and the Purchase Agreement (if applicable), as the same may be amended, modified, or supplemented from time to time by the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, in accordance with the Plan and with the consent of the Purchaser and the Required Consenting Term Lenders. 164. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time, which shall be subject to the consent rights set forth in the RSA and, in the event of a Sale Transaction, subject to the consent of the Purchaser. 165. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, including any amendments or supplements thereto. 166. “Section 510 Claim” means any Claim or Interest against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code, whether by operation of law or contract. 167. “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. 168. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 169. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 170. “Security” means any security, as defined in section 2(a)(1) of the Securities Act. 171. “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan. 172. “Term Loan Claims” means any claim on account of the Term Loan Facilities, including any claim against any non-Debtor Affiliate of a Debtor under such Term Loan Facilities. 173. “Term Loan Facilities” means those certain first lien term loan facilities issued pursuant to the First Lien Credit Agreement. 174. “Third-Party Release” means the release set forth in Article VIII.D of the Plan. 175. “U.S. Trustee” means the Office of the United States Trustee for the District of New Jersey. 176. “Undrawn LC Facility Claims” means any RCF Claims on account of the letters of credit provided under the First Lien Credit Agreement that are outstanding and undrawn as of the Distribution Record Date. 177. “Undrawn LC Facility Claims Reserve” has the meaning set forth in Article IV.D.4 of the Plan. 178. “Unexpired Lease” means a lease to which one or more of the Debtors are a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

15 179. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 180. “Wind Down” means, in the event of an Asset Sale, the wind down and dissolution of the Debtors’ Estates as set forth in Article IV.D.5. 181. “Wind-Down Amount” means, in the event of an Asset Sale, Cash in an amount to be determined by the Debtors with the consent of the Required Consenting Term Lenders, not to be unreasonably withheld, to fund the Wind Down, including any statutory fees payable pursuant to the Bankruptcy Code, in accordance with Article IV.D.5 of the Plan. 182. “Wind-Down Reserve” means, in the event of an Asset Sale, the account to be established and maintained by the Plan Administrator and funded with the Wind-Down Amount to fund the Wind Down in accordance with Article IV.D.5 of the Plan and for Plan Administrator purposes in accordance with Article IV.D.4. B. Rules of Interpretation. For purposes of the Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided that nothing in this clause (ii) shall affect any party’s consent rights (including those of the Purchaser in the event of a Sale Transaction) over any of the Definitive Documents or any amendments thereto (both as that term is defined herein and as it is defined in the RSA); (iii) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the Plan or Confirmation Order, as applicable; (iv) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (v) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (vi) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (vii) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (viii) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document created or entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with, applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (ix) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation and shall be deemed to be followed by the words “without limitation”; (x) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (xi) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (xii) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (xiii) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (xiv) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (xv) any immaterial effectuating provisions herein may be interpreted by the Post-Effective Date Debtors in such a manner that is consistent with the overall purpose and intent of the Plan, all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (xvi) unless otherwise specified and subject to the reasonable consent of the Required Consenting Term Lenders, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to

16 the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. D. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan; any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Post-Effective Date Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Post-Effective Date Debtors, as applicable. E. Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors and the Post-Effective Date Debtors. Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors and the Post-Effective Date Debtors shall mean the Debtors and the Post-Effective Date Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control. H. Nonconsolidated Plan. Although for purposes of administrative convenience and efficiency the Plan has been filed as a joint plan for each of the Debtors and presents together Classes of Claims against, and Interests in, the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors. I. Consultation, Notice, Information, and Consent Rights. Notwithstanding anything herein to the contrary, all consultation, information, notice, and consent rights of the parties to the RSA, as applicable, and as respectively set forth therein, with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein until such time as the RSA is terminated in accordance with its terms. Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the RSA, as applicable, shall not impair such rights and obligations.

17 In the event of an Asset Sale, notwithstanding anything to the contrary herein, all consultation, information, notice, and consent rights of the parties to the Purchase Agreement, as applicable, and as respectively set forth therein, shall be fully enforceable in accordance with the terms of the Purchase Agreement. ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, Priority Tax Claims, and Receivables Program Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof. A. Administrative Claims. Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Post-Effective Date Debtors, as applicable, each Holder of an Allowed Administrative Claim (other than Holders of DIP Claims, Professional Fee Claims, Receivables Program Claims, and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Post-Effective Date Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court. Except as otherwise provided in this Article II.A of the Plan, requests for payment of Administrative Claims must be Filed with the Bankruptcy Court and served on the Debtors by the applicable Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, their Estates, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors or the Post-Effective Date Debtors, as applicable, or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party by the Claims Objection Deadline. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed. B. DIP Claims. On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to alternative treatment, and in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim: (i) in the event of a Recapitalization Transaction, either (a) the DIP Loan giving rise to such Allowed DIP Claim shall be refinanced by means of a cashless settlement whereby such DIP Loan shall be converted on a dollar-for-dollar basis into New Takeback Facility Loans in accordance with the DIP Documents and the New Takeback Facility Documents, and all collateral that secures the Obligations (as defined in the DIP Credit Agreement) under the DIP Credit Agreement shall be reaffirmed, ratified, and shall automatically secure all obligations under the New Takeback Facility Documents, subject to the priorities of liens and payment set forth in the New Takeback Facility Documents, or (b) such DIP Claim shall be paid in full in Cash; or (ii) in the event of a Sale Transaction, Holders of the DIP Claims shall receive payment in full in Cash or, with the consent of Required Consenting Term Lenders and the Purchaser, such other treatment rendering Allowed DIP Clams Unimpaired in accordance with section 1124 of the Bankruptcy Code.

18 C. Professional Fee Claims. 1. Final Fee Applications and Payment of Professional Fee Claims. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Post-Effective Date Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from funds held in the Professional Fee Escrow Account. The Post-Effective Date Debtors shall establish the Professional Fee Escrow Account in trust for the Professionals and fund such account with Cash equal to the Professional Fee Amount on the Effective Date. 2. Professional Fee Escrow Account. On the Effective Date, the Post-Effective Date Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Post-Effective Date Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Post-Effective Date Debtors, without any further action or order of the Bankruptcy Court; provided, however, in the event of a Sale Transaction, any remaining amount in the professional Fee Escrow Account shall constitute Residual Cash and be distributable to Holders of Allowed First Lien Claims. 3. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such estimates to the Debtors no later than three (3) Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or the Post-Effective Date Debtors, as applicable, may estimate the unpaid and unbilled fees and expenses of such Professional. 4. Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327–331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, the Post-Effective Date Debtors, and/or the Plan Administrator, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. D. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive Cash equal to the full amount of its Claim or such other treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

19 E. Payment of Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein and in the RSA, without any requirement to File a fee application with the Bankruptcy Court, without the need for itemized time detail, and without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Post-Effective Date Debtors (as applicable) shall continue to pay, when due and payable in the ordinary course, Restructuring Expenses arising directly out of the implementation of the Plan and Consummation thereof without any requirement for review or approval by the Bankruptcy Court or for any party to File a fee application with the Bankruptcy Court. F. Receivables Program Claims. All Receivables Program Claims shall be Allowed Claims. On the Effective Date, unless otherwise agreed to by the Holder of a Receivables Program Claim, the Allowed Receivables Program Claims will be satisfied in full in Cash by the applicable Debtor or Post-Effective Date Debtor in accordance with the terms of the Receivables Program Documents. On the Effective Date, or as soon as reasonably practicable thereafter, all fees and expenses incurred by the advisors to the parties to the Receivables Program shall be paid in full in Cash to the extent required under the Final Receivables Program Order. ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests. The Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows: Class Claims and Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Not Entitled to Vote (Deemed to Accept) Class 2 Other Priority Claims Unimpaired Not Entitled to Vote (Deemed to Accept) Class 3 First Lien Claims Impaired Entitled to Vote Class 4 General Unsecured Claims Impaired Entitled to Vote Class 5 Section 510 Claims Impaired Not Entitled to Vote (Deemed to Reject) Class 6 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote (Deemed to Accept) / Not Entitled to Vote (Deemed to Reject) Class 7 Intercompany Interests Unimpaired / Impaired Not Entitled to Vote (Deemed to Accept) / Not Entitled to Vote (Deemed to Reject)

20 Class Claims and Interests Status Voting Rights Class 8 Existing Equity Interests Impaired Not Entitled to Vote (Deemed to Reject) B. Treatment of Claims and Interests. Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Post-Effective Date Debtors, and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter. 1. Class 1 - Other Secured Claims (a) Classification: Class 1 consists of any Other Secured Claims against any Debtor. (b) Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Claim and, at the option of the Debtors and the Required Consenting Term Lenders and, in the event of an Asset Sale, consistent with the Purchase Agreement, either: (i) payment in full in Cash of its Allowed Other Secured Claim; (ii) Reinstatement of its Allowed Other Secured Claim pursuant to section 1124 of the Bankruptcy Code; or (iii) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Claims in Class 1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 2. Class 2 - Other Priority Claims (a) Classification: Class 2 consists of any Other Priority Claims against any Debtor. (b) Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Other Priority Claim or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, which, in the event of an Asset Sale, shall be consistent with the Purchase Agreement. (c) Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Claims in Class 2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

21 3. Class 3 – First Lien Claims (a) Classification: Class 3 consists of any First Lien Claims against any Debtor. (b) Allowance: The First Lien Claims shall be Allowed in the aggregate principal amount of approximately $961,496,926, plus (i) any and all unpaid interest, fees, premiums, drawn amounts under letters of credit, and all other obligations, amounts, and expenses due and owing under the First Lien Credit Agreement or related documents (including post- petition interest at the default contract rate) as of the Effective Date and (ii) amounts on account of letters of credit issued under the First Lien Credit Agreement that are drawn after the Distribution Record Date. (c) Treatment: On the Effective Date, each Holder of a First Lien Claim (or its designated Affiliate, managed fund or account, or other designee) shall receive, in full and final satisfaction of such Claim: (i) in the event of a Recapitalization Transaction, its pro rata share of 100 percent of the New Common Stock, subject to dilution by the Management Incentive Plan; or (ii) in the event of a Sale Transaction, its pro rata share of the Distributable Consideration (including, for the avoidance of doubt, the Residual Cash). (d) Voting: Class 3 is Impaired under the Plan, and Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan. 4. Class 4 - General Unsecured Claims (a) Classification: Class 4 consists of General Unsecured Claims. (b) Treatment: Except to the extent that a Holder of a General Unsecured Claim agrees to less favorable treatment or such General Unsecured Claim has been paid prior to the Effective Date, each Holder of a General Unsecured Claim shall receive, in full and final satisfaction of such Claim, its pro rata share of the GUC Trust Net Assets. (c) Voting: Class 4 is Impaired under the Plan, and Holders of Allowed Claims in Class 4 are entitled to vote to accept or reject the Plan. 5. Class 5 - Section 510(b) Claims (a) Classification: Class 5 consists of all Section 510(b) Claims. (b) Treatment: On the Effective Date, all Section 510 Claims will be cancelled, released, discharged, and extinguished and will be of no further force or effect, and Holders of Section 510 Claims will not receive any distribution on account of such Section 510 Claims. (c) Voting: Class 5 is Impaired under the Plan. Holders of Allowed Claims in Class 5 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

22 6. Class 6 - Intercompany Claims (a) Classification: Class 6 consists of all Intercompany Claims. (b) Treatment: Each Allowed Intercompany Claim shall be, at the option of the applicable Debtor or Post-Effective Date Debtor, with the consent of the Required Consenting Term Lenders (not to be unreasonably withheld), and, in the event of a Sale Transaction, in consultation with the Purchaser and consistent with the Purchase Agreement, either: (i) Reinstated; or (ii) canceled or released without any distribution on account of such Claim. (c) Voting: Class 6 is Unimpaired if the Class 6 Claims are Reinstated or Impaired if the Class 6 Claims are cancelled. Holders of Class 6 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 6 Claims are not entitled to vote to accept or reject the Plan. 7. Class 7 - Intercompany Interests (a) Classification: Class 7 consists of all Intercompany Interests. (b) Treatment: On the Effective Date, Intercompany Interests shall be, at the election of the applicable Debtor or Post-Effective Date Debtor, with the consent of the Required Consenting Term Lenders (not to be unreasonably withheld), and, in the event of a Sale Transaction, in consultation with the Purchaser and consistent with the Purchase Agreement, either: (i) Reinstated; or (ii) canceled or released without any distribution on account of such Interests. (c) Voting: Class 7 is Unimpaired if the Class 7 Interests are Reinstated or Impaired if the Class 8 Interests are cancelled. Holders of Class 7 Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. 8. Class 8 - Existing Equity Interests (a) Classification: Class 8 consists of all Existing Equity Interests. (b) Treatment: On the Effective Date, all Existing Equity Interests shall be cancelled, released, extinguished, and discharged and will be of no further force or effect. Holders of Interests shall receive no recovery or distribution on account of their Existing Equity Interests. (c) Voting: Class 8 is Impaired under the Plan. Holders of Allowed Interests in Class 8 are conclusively deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

23 C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Post-Effective Date Debtors, as applicable, regarding any Unimpaired Claims, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims. D. Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan. F. Intercompany Interests. To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the Holders of New Common Stock, and in exchange for the agreement of the Debtors and/or the Post-Effective Date Debtors, as applicable, under the Plan to make certain distributions to the Holders of Allowed Claims. G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. Subject to the consent rights set forth in the RSA and the Purchase Agreement, the Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and their respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, and subject to the RSA, the Post-Effective Date Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

24 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests. To the greatest extent permissible under the Bankruptcy Code, and in consideration of the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. To the greatest extent permissible under the Bankruptcy Code, the Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies, and entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. B. Restructuring Transactions. Before, on, and after the Effective Date, the Debtors or the Post-Effective Date Debtors, as applicable, shall consummate the Restructuring Transactions and may take all actions (which, for the avoidance of doubt, shall in each case be in form, substance, and structure reasonably acceptable to the Required Consenting Term Lenders and, solely with respect to items (i), (ii), (viii), and (ix), subject to the consent rights set forth in the Purchase Agreement in the event of a Sale Transaction) as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including, as applicable: (i) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, the Plan Supplement, the RSA, and the other Definitive Documents; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Plan Supplement, the RSA, and the other Definitive Documents; (iii) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (iv) the execution and delivery of the New Takeback Facility Documents and entry into the New Takeback Facility; (v) the issuance and distribution of the New Common Stock as set forth in the Plan; (vi) the implementation of the Management Incentive Plan; (vii) the execution and delivery of the New Organizational Documents and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Post-Effective Date Debtor (including all actions to be taken, undertakings to be made, obligations to be incurred, and fees and expenses to be paid by the Debtors and/or the Post-Effective Date Debtors, as applicable); (viii) the execution of a Purchase Agreement and consummation of a Sale Transaction in accordance therewith; (ix) such other transactions that, in the reasonable business judgment of the Debtors or the Post-Effective Date Debtors, as applicable, the Required Consenting Term Lenders (in the event of a Recapitalization Transaction), and the Purchaser (in the event of a Sale Transaction), are required to effectuate the Restructuring Transactions; and (x) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law. The Confirmation Order shall and shall be deemed to, pursuant to sections 105, 363, 1123, and 1141 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Asset Sale in the event of an Asset Sale. The Debtors shall pursue the Recapitalization Transaction unless the Debtors determine, with the consent of the Required Consenting Term Lenders, to pursue an Equity Investment Transaction or an Asset Sale.

25 C. The Equity Investment Transaction or Recapitalization Transaction. If the Equity Investment Transaction or Recapitalization Transaction occurs, the following provisions shall govern. 1. The Post-Effective Date Debtors. On the Effective Date, the New Board shall be established, and each Post-Effective Date Debtor shall adopt its New Organizational Documents. The Post-Effective Date Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan. 2. Sources of Consideration for Plan Distributions. The Debtors shall fund or make distributions under the Plan, as applicable, with: (i) the issuance of New Takeback Facility Loans under the New Takeback Facility, (ii) the proceeds from the Equity Investment Transaction; (iii) the New Common Stock, (iv) the GUC Trust Net Assets, and (v) the Debtors’ Cash on hand. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Common Stock, will be exempt from Securities Act registration, as described more fully in Article IV.C.6 below. (a) The New Takeback Facility. In the event of a Recapitalization Transaction, on the Effective Date, the Post-Effective Date Debtors shall enter into the New Takeback Facility Credit Agreement. Confirmation of the Plan shall be deemed approval of the New Takeback Facility and the New Takeback Facility Documents, as applicable, and all transactions contemplated thereby; all actions to be taken, undertakings to be made, and obligations to be incurred by the Post-Effective Date Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein; and authorization for the Post-Effective Date Debtors to enter into and execute the New Takeback Facility Documents and such other documents as may be required to effectuate the treatment afforded by the New Takeback Facility. Execution of the New Takeback Facility Credit Agreement by the New Takeback Facility Agent shall be deemed to bind all Holders of DIP Claims as if each such Holder had executed the New Takeback Facility Credit Agreement with appropriate authorization. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Takeback Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Takeback Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Takeback Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Post-Effective Date Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

26 (b) New Common Stock. Reorganized Cyxtera shall be authorized to issue a certain number of shares of New Common Stock pursuant to its New Organizational Documents and any options or other equity awards, if any, reserved for the Management Incentive Plan. The issuance of the New Common Stock shall be authorized without the need for any further corporate action. On the Effective Date, the New Common Stock shall be issued and distributed pursuant to, and in accordance with, the Plan, and, in the event of an Equity Investment Transaction, the Purchase Agreement. All of the shares of New Common Stock issued pursuant to the Plan and, if applicable, the Purchase Agreement shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Organizational Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. Any Entity’s acceptance of New Common Stock shall be deemed to constitute its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms, without the need for execution by any party thereto other than the applicable Post-Effective Date Debtor(s). The New Common Stock will not be registered under the Securities Act or on any national securities exchange as of the Effective Date. 3. Corporate Existence. Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Post-Effective Date Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Post-Effective Date Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. 4. Plan Implementation. In the event of an Equity Investment Transaction, on the Effective Date, the Purchaser shall purchase substantially all of the New Common Stock free and clear of all Liens, Claims, Interests, charges, or other encumbrances in exchange for the Purchase Price set forth in the Purchase Agreement. The Confirmation Order shall authorize the Debtors, the Purchaser, and the Post-Effective Date Debtors, as applicable, to undertake the transactions contemplated by the Purchase Agreement, including pursuant to sections 363, 365, 1123(a)(5)(B), and 1123(a)(5)(D) of the Bankruptcy Code. The Debtors and Purchaser shall be authorized to take all actions as may be deemed necessary or appropriate to consummate the Equity Investment Transaction pursuant to the terms of the Purchase Agreement and the Plan. On and after the Effective Date, except as otherwise provided in the Plan, the Post-Effective Date Debtors may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules; provided, that the Bankruptcy Court shall retain jurisdiction to resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with any of the foregoing.

27 5. New Organizational Documents. On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted or amended as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan or applicable non-bankruptcy law, each of the Post-Effective Date Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The New Organizational Documents will prohibit the issuance of non-voting Equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. For the avoidance of doubt, the New Organizational Documents shall be included as exhibits to the Plan Supplement. After the Effective Date, each Post-Effective Date Debtor may amend and restate its constituent and governing documents as permitted by the laws of its jurisdiction of formation and the terms of such documents, and the Post-Effective Date Debtors may file such amended certificates or articles of incorporation, bylaws, or other applicable formation and constituent documents as permitted by the laws of the applicable states, provinces, or countries of incorporation and the New Organizational Documents. For the avoidance of doubt, any claimant’s acceptance of the New Common Stock shall be deemed to constitute its agreement to be bound by the New Organizational Documents without the need for execution by any party other than the Post-Effective Date Debtors. 6. Certain Securities Law Matters. Pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Common Stock as contemplated herein shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration prior to the offering, issuance, distribution, or sale of securities. The shares of New Common Stock to be issued under the Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any restrictions on the transferability of such New Common Stock in the New Organizational Documents. The shares of New Common Stock that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act. 7. Management Incentive Plan. On or as soon as reasonably practicable following the Effective Date, the Post-Effective Date Debtors shall adopt and implement the Management Incentive Plan, which will provide that up to 10% of the value of the New Common Stock as of the Effective Date, on a fully diluted basis, shall be issued in connection with the Management Incentive Plan on terms acceptable to the Required Consenting Term Lenders and the Debtors and, in the event of an Equity Investment Transaction, the Purchaser. The issuance of any awards under the Management Incentive Plan shall be at the discretion of the New Board. 8. Employment Obligations. Unless otherwise provided herein, and subject to Article V of the Plan, if applicable, all employee wages, compensation, retiree benefits (as defined in 11 U.S.C. § 1114(a) of the Bankruptcy Code), and benefit programs in

28 place as of the Effective Date with the Debtors shall be assumed by the Post-Effective Date Debtors and shall remain in place as of the Effective Date, and the Post-Effective Date Debtors will continue to honor such agreements, arrangements, programs, and plans as of the Effective Date. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, as of the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. On the Effective Date, the Post-Effective Date Debtors shall (a) assume all employment agreements, indemnification agreements, or other agreements entered into with current employees; or (b) enter into new agreements with such employees on terms and conditions acceptable to the Post-Effective Date Debtors, such employee, and the Required Consenting Term Lenders and, in the event of an Equity Investment Transaction, the Purchaser. D. The Asset Sale. If the Asset Sale occurs, the following provisions shall govern. 1. The Asset Sale. On the Effective Date, the Debtors shall consummate the Sale Transaction contemplated by the Purchase Agreement. Following the discharge of the Debtors pursuant to Section 1141 of the Bankruptcy Code and as set forth in this Plan and the Confirmation Order, the Acquired Assets shall, to the extent set forth in the Purchase Agreement, be transferred to and vest in the Purchaser free and clear of all Liens, Claims, Interests, charges, or other encumbrances (except for those Liens, Claims, Interests, charges, or other encumbrances expressly assumed by the Purchaser pursuant to the terms of the Purchase Agreement) in exchange for the Purchase Price as set forth in the Purchase Agreement. The Confirmation Order shall authorize the Debtors, the Post-Effective Date Debtors, and the Purchaser, as applicable, to undertake the transactions contemplated by the Purchase Agreement, including pursuant to sections 105, 363, 365, 1123(a)(5)(B), 1123(a)(5)(D), 1123(b)(4), 1141(b), and 1141(c) of the Bankruptcy Code. From and after the Effective Date, except as expressly set forth in the Purchase Agreement, neither the Purchaser nor any of its affiliates shall be liable for any Claims, Administrative Claims, or other liabilities of the Debtors or the Post-Effective Date Debtors, which shall be payable solely in accordance with this Plan and from the proceeds of the Asset Sale and the other assets of the Debtors or Post-Effective Date Debtors, as applicable, that do not constitute Assumed Liabilities (as defined in the Purchase Agreement) or that were not otherwise transferred or assigned to the Purchaser or any of its affiliates pursuant to the Purchase Agreement. Subject to the consent rights set forth in the RSA, the Debtors and Purchaser shall be authorized to take all actions as may be deemed necessary or appropriate to consummate the Asset Sale pursuant to the terms of the Purchase Agreement and the Plan, as well as to execute, deliver, file, record, and issue any note, documents, or agreements in connection therewith, without further notice to or order of the Bankruptcy Court; act or action under applicable law, regulation, order, rule; or the vote, consent, authorization, or approval of any Entity. Upon entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Sale Transaction and the Plan, and any documents in connection therewith, shall be deemed authorized and approved without any requirement of further act or action by the Debtors. On and after the Effective Date, except as otherwise provided in the Plan, the Post-Effective Date Debtors or the Purchaser, as applicable, may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules; provided, that the Bankruptcy Court shall retain jurisdiction to resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with any of the foregoing. 2. Sources of Consideration for Plan Distributions. The Debtors shall fund distributions under the Plan with: (i) the proceeds from the Asset Sale, (ii) the GUC Trust Net Assets, (iii) the Debtors’ Cash on hand, and (iv) the proceeds of any Causes of Action retained by the Post-Effective Date Debtors. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

29 3. Post-Effective Date Debtors. On and after the Effective Date, the Post-Effective Date Debtors shall continue in existence for purposes of (i) winding down the Debtors’ business and affairs as expeditiously as reasonably possible as authorized by the Bankruptcy Court; (ii) resolving Disputed Claims; (iii) making distributions on account of Allowed Claims as provided hereunder; (iv) establishing and funding the Distribution Reserve Accounts; (v) enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith; (vi) filing appropriate tax returns; (vii) complying with any continuing obligations under the Purchase Agreement; and (viii) administering the Plan in an efficacious manner. The Post-Effective Date Debtors shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (x) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, and (y) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter. Notwithstanding anything to the contrary in the Plan, on the Effective Date, any Cause of Action not settled, released, discharged, enjoined, or exculpated under the Plan or transferred pursuant to the Purchase Agreement on or prior to the Effective Date shall vest in the Post-Effective Date Debtors and shall be subject to administration by the Plan Administrator, and the net proceeds thereof shall be Distributable Consideration. 4. Plan Administrator. On the Effective Date, the authority, power, and incumbency of the persons acting as managers, directors, and officers of the Post-Effective Date Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator shall be appointed as the sole manager, sole director, and sole officer of the Post-Effective Date Debtors and shall succeed to the powers of the Post-Effective Date Debtors’ managers, directors, and officers. The Plan Administrator shall act for the Post-Effective Date Debtors in the same fiduciary capacity as applicable to a board of managers, directors, and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same) and shall retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under the Plan in accordance with the Wind Down and as otherwise provided in the Confirmation Order. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Post-Effective Date Debtors. The foregoing shall not limit the authority of the Post-Effective Date Debtors or the Plan Administrator, as applicable, to continue the employment of any former manager or officer. The Debtors, after the Confirmation Date, and the Post-Effective Date Debtors or Plan Administrator, after the Effective Date, shall be permitted to make payments to employees pursuant to employment programs then in effect, and, in the reasonable business judgment of the Plan Administrator and upon three (3) Business Days’ notice to counsel to the AHG, to implement additional employee programs and make payments thereunder solely as necessary to effectuate the Wind Down, without any further notice to or action, order, or approval of the Bankruptcy Court. The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan and to administer and distribute the Distribution Reserve Accounts and wind down the business and affairs of the Debtors and Post-Effective Date Debtors, including: (i) making distributions under the Plan; provided that, prior to making final distributions as contemplated herein and until all letters of credit issued under the First Lien Credit Agreement are replaced and cancelled, are drawn, or expire pursuant to their terms, the Plan Administrator or the Disbursing Agent, at the election of the Debtors or the Post-Effective Date Debtors, as applicable, shall reserve an amount of Distributable Consideration or New Common Stock, as applicable, on account of the Undrawn LC Facility Claims equal to the incremental distributions to which such Holders of First Lien Claims would be entitled if all undrawn letters of credit issued under the First Lien Credit Agreement were drawn and funded as contemplated therein (the “Undrawn LC Facility Claims Reserve”); (ii) liquidating, receiving, holding, investing, supervising, and protecting the assets of the Post-Effective Date Debtors in accordance with the Wind-Down Reserve; (iii) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (iv) making distributions from the Distribution Reserve Accounts as contemplated under the Plan; (v) establishing

30 and maintaining bank accounts in the name of the Post-Effective Date Debtors; (vi) subject to the terms set forth herein, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (vii) paying all reasonable fees, expenses, debts, charges, and liabilities of the Post-Effective Date Debtors; (viii) except as otherwise provided for herein, enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in accordance with Article IV.E; (ix) administering and paying taxes of the Post-Effective Date Debtors, including filing tax returns; (x) representing the interests of the Post-Effective Date Debtors or the Estates before any taxing authority in all matters, including any action, suit, proceeding, or audit; (xi) in the event of a Sale Transaction, discharging the Sellers’ and the Post-Effective Date Debtors’ Post-Effective Date obligations under the Purchaser Agreement; and (xii) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, the Confirmation Order, or any applicable orders of the Bankruptcy Court or as the Plan Administrator reasonably deems to be necessary and proper to carry out the provisions of the Plan in accordance with the Wind-Down Reserve. To the extent that undrawn letters of credit issued under the First Lien Credit Agreement are drawn after the Distribution Record Date, such Undrawn LC Facility Claims, if any, shall be satisfied from the Undrawn LC Facility Claims Reserve. The Plan Administrator shall hold in the Undrawn LC Facility Claims Reserve all dividends, payments, and other distributions made on account of, as well as any obligations arising from, the property held in the Undrawn LC Facility Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise. For the avoidance of doubt, the foregoing shall not affect distributions to holders of First Lien Claims on account of drawn letters of credit as of the Distribution Record Date. (a) Retention of Professionals. The Plan Administrator shall have the right to retain the services of attorneys, accountants, and other professionals that, at the discretion of the Plan Administrator, are necessary to assist the Plan Administrator in the performance of his or her duties for the Post-Effective Date Debtors. The reasonable fees and expenses of such professionals, if applicable, shall be paid from the Wind-Down Reserve upon the monthly submission of statements to the Plan Administrator. The payment of the reasonable fees and expenses of the Post-Effective Date Debtors’ retained professionals shall be made in the ordinary course of business from the Wind-Down Reserve and shall not be subject to the approval of the Bankruptcy Court. (b) Compensation of the Plan Administrator. The Plan Administrator’s compensation, on a post-Effective Date basis, shall be as described in the Plan Supplement, reasonably acceptable to the Required Consenting Term Lenders, and paid out of the Wind-Down Reserve. Except as otherwise ordered by the Bankruptcy Court, the fees and expenses incurred by the Plan Administrator on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including attorney fees and expenses) made by the Plan Administrator in connection with such Plan Administrator’s duties shall be paid without any further notice to, or action, order, or approval of, the Bankruptcy Court in Cash from the Wind-Down Reserve if such amounts relate to any actions taken hereunder. (c) Plan Administrator Expenses. All costs, expenses, and obligations incurred by the Plan Administrator or the Post-Effective Date Debtors in administering the Plan or in effecting distributions thereunder (including the reimbursement of reasonable expenses), including any costs, expenses, or obligations in any manner connected, incidental, or related thereto, shall be paid from the Wind-Down Reserve. The Debtors and the Plan Administrator, as applicable, shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court. However, in the event that the Plan Administrator is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash from the Wind-Down Reserve.

31 (d) Exculpation, Indemnification, Insurance, and Liability Limitation. The Plan Administrator and all professionals retained by the Plan Administrator, each in their capacities as such, shall be deemed exculpated and indemnified, except for fraud, willful misconduct, or gross negligence, in all respects by the Post-Effective Date Debtors. The Plan Administrator may obtain, at the expense of the Post-Effective Date Debtors and with funds from the Wind-Down Reserve, commercially reasonable liability or other appropriate insurance with respect to the indemnification obligations of the Post-Effective Date Debtors. The Plan Administrator may rely upon written information previously generated by the Debtors. (e) Tax Returns. After the Effective Date, the Plan Administrator shall complete and file all final or otherwise required federal, state, and local tax returns for each of the Debtors and, pursuant to section 505 of the Bankruptcy Code and subject to applicable law, may request an expedited determination of any unpaid tax liability of such Debtor or its Estate. (f) Dissolution of the Post-Effective Date Debtors. Upon a certification to be Filed with the Bankruptcy Court by the Plan Administrator of all distributions having been made, completion of all of its duties under the Plan and the Purchase Agreement, and entry of a final decree closing the last of the Chapter 11 Cases, the Post-Effective Date Debtors shall be deemed to be dissolved without any further action by the Post-Effective Date Debtors, including the filing of any documents with the secretary of state for the state in which each Post-Effective Date Debtor is formed or any other jurisdiction. The Plan Administrator, however, shall have authority to take all necessary actions to dissolve the Post-Effective Date Debtors in and withdraw the Post-Effective Date Debtors from applicable state(s). To the extent the Debtors have any Cash or other property remaining after the Chapter 11 Cases have been closed, such Cash or other property shall constitute Residual Cash and shall be immediately allocated and distributable to the Holders of Allowed First Lien Claims. 5. Wind Down. As soon as practicable after the Effective Date, the Plan Administrator shall: (i) cause the Debtors and the Post-Effective Date Debtors, as applicable, to comply with and abide by the terms of the Purchase Agreement and any other documents contemplated thereby; (ii) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of one or more of the Debtors or the Post-Effective Date Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (iii) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without the need for any action or approval by the shareholders or board of directors or managers of any Debtor. From and after the Effective Date, except with respect to Post-Effective Date Debtors as set forth herein, the Debtors (x) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (y) shall be deemed to have canceled pursuant to the Plan all Existing Equity Interests, and (z) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims. The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Plan Administrator.

32 E. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII hereof and, in the event of a Sale Transaction, the Purchase Agreement and any related documents and schedules, the Post-Effective Date Debtors, shall retain and may enforce (or the Plan Administrator may enforce, if applicable) all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the rights of the Post-Effective Date Debtors to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action (i) acquired by the Purchaser in accordance with the Purchase Agreement, as applicable, or (ii) released or exculpated herein (including, without limitation, by the Debtors) pursuant to the releases and exculpations contained in the Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Post-Effective Date Debtors, as applicable, as of the Effective Date. The Post-Effective Date Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Post-Effective Date Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Post-Effective Date Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors and the Post-Effective Date Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as may be assigned or transferred to the Purchaser in accordance with the Purchase Agreement or as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Post-Effective Date Debtors expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Post-Effective Date Debtors and/or the Plan Administrator, as applicable, reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. For the avoidance of doubt, the GUC Trust shall be solely responsible for effectuating all distributions on account of General Unsecured Claims, and the Plan Administrator, if applicable, shall have no responsibility therefor. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the corresponding Post-Effective Date Debtor except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The Post-Effective Date Debtors and/or the Plan Administrator, as applicable, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Post-Effective Date Debtors and/or the Plan Administrator, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article IV.E include any Claim or Cause of Action against a Released Party or Exculpated Party. F. Cancellation of Existing Agreements and Interests. On the Effective Date, except with respect to the New Takeback Facility or to the extent otherwise provided in the Plan, including in Article V.A hereof, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including the First Lien Credit Documents and all other credit agreements and indentures, shall be cancelled, and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto, including any Liens and/or claims in connection therewith, shall be deemed satisfied in full, cancelled, discharged, released, and of no force or effect, and the Agents shall be released from all duties and obligations thereunder. Holders of or parties to such cancelled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan. Notwithstanding the foregoing or anything to the contrary herein, any rights of each Agent to indemnification and participation by the other lenders in letters of credit

33 under the DIP Documents, the Receivables Program Documents, the First Lien Credit Documents, and the Bridge Facility Documents shall remain binding and enforceable in accordance with the terms of such documents; provided that any such rights to indemnification shall remain binding and enforceable only as against the Post-Effective Date Debtors and shall not (i) be subject to discharge, impairment, or release under the Plan or the Confirmation Order or (ii) be asserted against the Purchaser, any of its Affiliates, or their respective property or assets, including any Acquired Entity (as defined in the Purchase Agreement). G. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Post-Effective Date Debtor, as applicable, or to or from any other Person) of property under the Plan or pursuant to: (i) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Post-Effective Date Debtors, as applicable; (ii) the Restructuring Transactions; (iii) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iv) the making, assignment, or recording of any lease or sublease; (v) the grant of collateral as security for the New Takeback Facility; (vi) the Sale Transaction and any agreement, acquisition, or transaction entered into by the Purchaser or any of its affiliates in connection with the Sale Transaction or in furtherance thereof, including any acquisitions of real or personal property by the Purchaser or its affiliates from one or more of the Debtors’ creditors or landlords in connection with consummation of the Sale Transaction or from other parties in connection with the closing of the Sale Transaction and/or integral to the financing thereof; or (vii) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax, fee, or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax, fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. H. Corporate Action. Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including, as and if applicable: (i) selection of the directors, officers, or managers for the Post-Effective Date Debtors; (ii) the issuance and distribution of the New Common Stock; (iii) implementation of the Restructuring Transactions; (iv) entry into the New Takeback Facility Documents; (v) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (vi) adoption of the New Organizational Documents; (vii) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (viii) adoption by the New Board of the Management Incentive Plan; (ix) consummation of the Sale Transaction pursuant to the Purchase Agreement and related documents; (x) formation of the Post-Effective Date Debtors and selection of the Plan Administrator; and (xi) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Post-Effective Date Debtors and any corporate action required by the Debtors or the Post-Effective Date Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect without any requirement of further action by the security Holders, directors, officers, or managers of the Debtors or the Post-Effective Date Debtors. On or prior to the Effective Date, as applicable, the appropriate officers of the Debtors or the Post-Effective Date Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Post-Effective Date Debtors, including, in the event of a Recapitalization

34 Transaction or an Equity Investment Transaction, the New Common Stock, the New Organizational Documents, the New Takeback Facility, the New Takeback Facility Documents, any other Definitive Documents, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.H shall be effective notwithstanding any requirements under non-bankruptcy law. I. Directors and Officers of the Post-Effective Date Debtors. As of the Effective Date, the term of the current members of the board of directors or other Governing Body of Cyxtera shall expire. In the event of a Recapitalization Transaction or an Equity Investment Transaction, the members for the initial term of the New Board shall be appointed; provided, that the disinterested directors of Cyxtera, comprising the special committee of Cyxtera’s board of directors, shall retain authority following the Effective Date with respect to matters relating to Professional Fee Claim requests by Professionals acting at their authority and direction in accordance with the terms of the Plan. The disinterested directors of Cyxtera shall not have any of their privileged and confidential documents, communications, or information transferred (or deemed transferred) to the Post-Effective Date Debtors, the Purchaser, or any other Entity without their prior written consent. The initial members of the New Board, if applicable, will be identified in the Plan Supplement to the extent known at the time of filing. In the event of a Recapitalization Transaction or an Equity Investment Transaction, each such member and officer of the Post-Effective Date Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Post-Effective Date Debtors. The members of the New Board shall be chosen by the Debtors or the Post-Effective Date Debtors, subject to the applicable terms of the RSA and, if applicable, the Purchase Agreement. J. Effectuating Documents; Further Transactions. On and after the Effective Date, the Post-Effective Date Debtors and their respective officers and boards of directors and managers are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Post-Effective Date Debtors without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan. K. Vesting of Assets in the Post-Effective Date Debtors. Except as otherwise provided in the Plan, the Confirmation Order, the Purchase Agreement, or any agreement, instrument, or other document incorporated herein, or entered into in connection with or pursuant to, the Plan, the Plan Supplement, or the New Takeback Facility Documents, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan (other than the GUC Trust Assets) shall vest in each respective Post-Effective Date Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, the Purchase Agreement, or any agreement, instrument, or other document incorporated herein, each Post-Effective Date Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. L. Private Company. The Post-Effective Date Debtors shall not have any class of Equity Securities listed on a national securities exchange and shall make commercially reasonable efforts to take the steps necessary to be a private company without Securities Act or Exchange Act reporting obligations upon emergence or as soon as practicable thereafter in accordance with and to the extent permitted by the Securities Act and the Exchange Act.

35 M. GUC Trust. 1. General Terms. On the Effective Date, the Debtors and the GUC Trustee shall enter into the GUC Trust Agreement and the GUC Trust Assets shall vest or deem to be vested in the GUC Trust automatically without further action by any Person, free and clear of all Claims and Liens, and such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. The GUC Trust shall be administered by the GUC Trustee and governed by the GUC Trust Agreement and shall have the sole power and authority to distribute the GUC Trust Net Assets to Holders of Allowed General Unsecured Claims in accordance with the treatment set forth in the Plan for Class 4. The GUC Trust Agreement may include reasonable and customary provisions that allow for indemnification by the GUC Trust and the GUC Trustee. The powers, rights, and responsibilities of the GUC Trustee shall be specified in the GUC Trust Agreement and shall include the responsibility and requisite power to reconcile General Unsecured Claims, including asserting any objections thereto. From and after the Effective Date, the GUC Trustee, on behalf of the GUC Trust, shall, in the ordinary course of business and without the need for any approval by the Bankruptcy Court, pay the GUC Trust Fees and Expenses from the GUC Trust Assets. The Debtors, the Post-Effective Date Debtors, and their Affiliates (and anyone acting on their behalf) shall not be responsible for any costs, fees, or expenses of the GUC Trust. The GUC Trustee and the GUC Trust shall be discharged or dissolved, as the case may be, at the later of (i) such time as all distributions required to be made by the GUC Trustee under the Plan have been made, and (ii) the fifth anniversary of the Effective Date (unless extended by order of the Bankruptcy Court). 2. Tax Treatment. In furtherance of this section of the Plan, (i) it is intended that the GUC Trust be classified for U.S. federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Internal Revenue Code to the Holders of General Unsecured Claims, consistent with the terms of the Plan, and accordingly, all assets held by the GUC Trust are intended to be deemed for United States federal income tax purposes to have been distributed by the Debtors or the Post-Effective Date Debtors, as applicable, to the Holders of Allowed General Unsecured Claims, and then contributed by the Holders of Allowed General Unsecured Claims to the GUC Trust in exchange for their interest in the GUC Trust; (ii) the primary purpose of the GUC Trust shall be the liquidation and distribution of the GUC Trust Net Assets in accordance with Treasury Regulation section 301.7701-4(d), including the resolution of General Unsecured Claims in accordance with this Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including, without limitation, the Debtors, the Post-Effective Date Debtors, the Estates, Holders of Allowed General Unsecured Claims receiving interests in the GUC Trust, and the GUC Trustee) shall report consistently with such treatment described in provisos (i) and (ii) of this paragraph; (iv) all parties (including, without limitation, the Debtors, the Estates, Holders of Allowed General Unsecured Claims receiving interests in the GUC Trust, and the GUC Trustee) shall report consistently with the valuation of the GUC Trust Assets transferred to the GUC Trust as determined by the GUC Trustee (or its designee); (v) the GUC Trustee shall be responsible for filing all applicable tax returns for the GUC Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (vi) the GUC Trustee shall annually send to each Holder of an interest in the GUC Trust a separate statement regarding the receipts and expenditures of the trust as relevant for United States federal income tax purposes. Subject to definitive guidance from the United States Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the GUC Trustee of a private letter ruling if the GUC Trustee so requests one, or the receipt of an adverse determination by the United States Internal Revenue Service upon audit if not contested by the GUC Trustee), the GUC Trustee may timely elect to (i) treat any portion of the GUC Trust allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for United States state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including, without limitation, the Debtors, the Estates, Holders of Allowed General Unsecured Claims

36 receiving interests in the GUC Trust, and the GUC Trustee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. Any taxes (including with respect to earned interest, if any) imposed on the GUC Trust as a result of this treatment shall be paid out of the assets of the GUC Trust (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). The GUC Trustee may request an expedited determination of taxes of the GUC Trust, including any reserve for Disputed Claims, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the GUC Trust for all taxable periods through the dissolution of the GUC Trust. The GUC Trust shall continue to have all of the rights and powers granted to the GUC Trust as set forth in this Plan and applicable non-bankruptcy law, and the GUC Trustee shall also have the rights, powers, and obligations set forth in the GUC Trust Agreement. 3. Transfer of GUC Trust Interests. Any and all interests in the GUC Trust shall be transferrable either (i) with the consent of the Post-Effective Date Debtors or, (ii) by will, intestate succession, or otherwise by operation of law. In addition, any and all interests in the GUC Trust will not constitute “securities” and will not be registered pursuant to the Securities Act or any applicable state or local securities law. However, if it should be determined that any such interests constitute “securities,” the exemption provisions of Section 1145 of the Bankruptcy Code will be satisfied, and the offer, issuance, and distribution under the Plan of interests in the GUC Trust will be exempt from registration under the Securities Act and all applicable state and local securities laws and regulations. N. Director and Officer Liability Insurance. After the Effective Date, none of the Post-Effective Date Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date. For the avoidance of doubt, in the event of an Asset Sale, the D&O Liability Insurance Policies will not be assumed and assigned to the Purchaser, and any obligations in connection therewith shall not be enforceable against the Purchaser. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption of Executory Contracts and Unexpired Leases. On the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, each Executory Contract or Unexpired Lease not previously rejected, assumed, or assumed and assigned shall (i) in the event of an Equity Investment Transaction or a Recapitalization Transaction, be deemed assumed or assumed and assigned, as applicable; or (ii) in the event of an Asset Sale, be (a) assumed or assumed and assigned to the Purchaser or a designee in accordance with the Purchase Agreement, as applicable, if it is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) assumed and assigned to the Purchaser or a designee in accordance with the Purchase Agreement if it is not listed on either the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases and does not relate exclusively to Excluded Assets or Excluded Liabilities; or (c) rejected if it is (x) listed on the Schedule of Rejected Executory Contracts and Unexpired Leases or (y) not listed on either the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases and relates exclusively to Excluded Assets or Excluded Liabilities. For the avoidance of doubt, the foregoing shall not affect any Executory Contract or Unexpired Lease that is (i) explicitly designated by the Plan or the Confirmation Order to be assumed or assumed and assigned, as applicable, in connection with the Confirmation of the Plan; (ii) subject to a pending motion to assume such Executory Contract or Unexpired Lease as of the Effective Date; (iii) a D&O Liability Insurance Policy; or (iv) a contract, instrument, release, indenture, or other agreement or document entered

37 into in connection with the Plan. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all assumptions, assumptions and assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases as provided for in the Plan, the Plan Supplement, the Purchase Agreement (in the event of a Sale Transaction), and the Confirmation Order, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. In the event of a Sale Transaction, each Executory Contract and Unexpired Lease assumed and assigned to the Purchaser or a designee in accordance with the Purchase Agreement shall vest in and be fully enforceable by the Purchaser or the applicable designee in accordance with its terms, except as modified by the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption and assignment. Except as otherwise provided herein or agreed to by the Debtors, the Purchaser (in the event of a Sale Transaction), and the applicable counterparty, each assumed (or assumed and assigned) Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors, the Post-Effective Date Debtors, and/or the Plan Administrator, as applicable, and with the consent of the Purchaser (in the event of an Asset Sale), reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including ten (10) days before the Effective Date; provided that, following the Effective Date and solely in the event of an Asset Sale, the Plan Administrator or Purchaser may supplement the Schedule of Assumed Executory Contracts and Unexpired Leases at any time in accordance with the Purchase Agreement, including the notice and consent rights set forth therein; provided further that in the event of a Recapitalization Transaction, such alteration, amendment, modification, or supplement shall be subject to the consent rights set forth in the RSA, and in the event of a Sale Transaction, such alteration, amendment, modification, or supplement shall be subject to the consent rights set forth in the Purchase Agreement. B. Indemnification Obligations. Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, D&O Liability Insurance Policies, or otherwise) for current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall (i) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order; (ii) remain intact, in full force and effect, and irrevocable; (iii) not be limited, reduced, or terminated after the Effective Date; and (iv) survive the effectiveness of the Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date irrespective of whether such indemnification obligation is owed for an act or event occurring before, on, or after the Petition Date. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Post-Effective Date Debtors and/or the Plan Administrator, as applicable. For the avoidance of doubt, if the Asset Sale is consummated, no such obligations shall be enforceable against the Purchaser or any of its affiliates.

38 C. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejection, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan, the Schedule of Rejected Executory Contracts and Unexpired Leases, or the Purchase Agreement in the event of a Sale Transaction, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Claims and Noticing Agent at the address specified in any notice of entry of the Confirmation Order and served on the Post-Effective Date Debtors no later than thirty (30) days after the effective date of such rejection. The notice of the Plan Supplement shall be deemed appropriate notice of rejection when served on applicable parties. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease with respect to which a Proof of Claims is not Filed with the Claims and Noticing Agent within thirty (30) days after the effective date of such rejection will be automatically disallowed and forever barred from assertion and shall not be enforceable against the Debtors, the Post-Effective Date Debtors, the Estates, the GUC Trust, the Purchaser, the Plan Administrator, or their property without the need for any objection by the Debtors, the Post-Effective Date Debtors, the Plan Administrator, the Purchaser, or the GUC Trust, as applicable, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged and shall be subject to the permanent injunction set forth in Article VIII.F of the Plan, notwithstanding anything in a Proof of Claim to the contrary. All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim as set forth in Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. D. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. The Debtors or the Post-Effective Date Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter. The proposed amount and timing of payment of each such Cure shall be set forth in the Plan Supplement unless otherwise agreed in writing (email being sufficient) between the Debtors or the Post-Effective Date Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objection (an “Executory Contract Objection”) filed by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment, including pursuant to the Plan, or related Cure amount must be Filed, served, and actually received by counsel to the Debtors and the U.S. Trustee by the applicable Assumption or Rejection Objection Deadline or any other deadline that may be set by the Bankruptcy Court. Any Executory Contract Objection (x) timely Filed prior to the Confirmation Hearing will be heard by the Bankruptcy Court at the Confirmation Hearing unless otherwise agreed to by the Debtors and the objecting party, with the consent of the Purchaser (in the case of an Asset Sale), or (y) timely Filed after the Confirmation Hearing shall be heard as soon as reasonably practicable on a date requested by the Debtors or the Post-Effective Date Debtors, as the case may be, with the consent of the Purchaser (in the event of an Asset Sale). Any Executory Contract Objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion and shall not be enforceable against the Purchaser or any Post-Effective Date Debtor without the need for any objection by the Post-Effective Date Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Post-Effective Date Debtors, as applicable, of the Cure amount; provided that nothing herein shall prevent the Post-Effective Date Debtors from paying any Cure amount despite the failure of the relevant counterparty to File an Executory Contract Objection. The Debtors or the Post-Effective Date Debtors, as applicable, may also settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption or assumption and assignment of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption and/or assignment.

39 If there is any dispute regarding any Cure, the ability of the Post-Effective Date Debtors, or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption (or assumption and assignment), then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order (which may be the Confirmation Order) resolving such dispute, approving such assumption (and, if applicable, assumption and assignment), or as may be agreed upon by the Debtors or the Post-Effective Date Debtors, the Purchaser, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. To the extent an Executory Contract Objection relates solely to a Cure, the Debtors or the Post-Effective Date Debtors, as applicable, may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Cure objection; provided that the Debtors or the Post-Effective Date Debtors, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required Cure payment by the non-Debtor party to such Executory Contract or Unexpired Lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Post-Effective Date Debtor); provided further that any Cash reserved in accordance with the forgoing shall not constitute an Acquired Asset and shall be maintained by the Debtors or the Post-Effective Date Debtors, as applicable. Assumption (or assumption and assignment) of any Executory Contract or Unexpired Lease pursuant to the Plan, the Purchase Agreement, or otherwise and full payment of any applicable Cure pursuant to this Article V.D shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed (or assumed and assigned) in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article V.D, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, if the Asset Sale is consummated pursuant to the Purchase Agreement, the Purchaser shall not have any obligation with respect to any Cure. To the extent any Cure dispute arises after the Effective Date with respect to an Executory Contract or Unexpired Lease assumed and assigned to the Purchaser, the resolution of such Cure dispute shall be the sole responsibility of the Debtors or the Post-Effective Date Debtors, and the Purchaser shall have no liability in connection therewith. E. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. If the Debtors consummate the Equity Investment Transaction or the Recapitalization Transaction, unless otherwise provided in the Plan, on the Effective Date, (i) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, including all D&O Liability Insurance Policies and (ii) such insurance policies and any agreements, documents, or instruments relating thereto, including all D&O Liability Insurance Policies, shall revest in the Post-Effective Date Debtors. If the Debtors consummate the Asset Sale, unless otherwise provided in the Plan or Purchase Agreement, on the Effective Date, (i) each of the Debtors’ insurance policies (excluding all D&O Liability Insurance Policies) shall be assumed and assigned to the Purchaser in accordance with the Purchase Agreement and (ii) each of the Debtors’ D&O Liability Insurance Policies shall be assumed by the Debtors and shall revest in the Post-Effective Date Debtors. Nothing in the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (i) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such insurance policies or (ii) alters or modifies the duty, if any, that the insurers or third party administrators pay claims

40 covered by such insurance policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Post-Effective Date Debtors) or draw on any collateral or security therefor. F. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Post-Effective Date Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors and the Post-Effective Date Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases. G. Reservation of Rights. Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Debtors or the Post-Effective Date Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Post-Effective Date Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease under the Plan. H. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. I. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtors or the Post-Effective Date Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Timing and Calculation of Amounts to Be Distributed. Unless otherwise provided in the Plan, on the Effective Date (or, if a Claim or Interest is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in the Plan, Holders of Claims of Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. For the avoidance of doubt, distributions on account of General Unsecured Claims shall be governed by the GUC Trust Agreement.

41 B. Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent or the GUC Trustee, as applicable, on the Effective Date or at such other time as provided for in the Plan. The Disbursing Agent and the GUC Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent or the GUC Trustee is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Post-Effective Date Debtors or the GUC Trust, respectively. C. Rights and Powers of Disbursing Agent. 1. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby (other than distributions on account of General Unsecured Claims); (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Post-Effective Date Debtors. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. 2. Delivery of Distributions in General. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims or Allowed Interests shall be made to Holders of record as of the Distribution Record Date by the Disbursing Agent or the GUC Trustee, as appropriate: (a) to the signatory set forth on any Proof of Claim or Proof of Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is filed or if the Debtors or the GUC Trust have not been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Post-Effective Date Debtors, or the Disbursing Agent or the GUC Trustee, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (c) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed Claims or Allowed Interests shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim or Allowed Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Post-Effective Date Debtors, the Disbursing Agent, and the GUC Trustee, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct. For the avoidance of doubt, distributions on account of General Unsecured Claims shall be governed by the GUC Trust Agreement.

42 3. Minimum Distributions. No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock to be distributed under the Plan shall be adjusted as necessary to account for the foregoing rounding. 4. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent or the GUC Trustee has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Post-Effective Date Debtors, the Plan Administrator, or the GUC Trust (in the case of distributions from the GUC Trust Net Assets), as applicable, automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheatment, abandoned property, or unclaimed property laws to the contrary), and the Claim or Interest of any Holder related to such property or interest in property shall be discharged and forever barred. The Post-Effective Date Debtors, the Disbursing Agent, and the GUC Trust shall have no obligation to attempt to locate any Holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings. For the avoidance of doubt, treatment of undeliverable distributions on account of General Unsecured Claims shall be governed by the GUC Trust Agreement. E. Manner of Payment. At the option of the Disbursing Agent or the GUC Trustee, as applicable, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in the GUC Trust Agreement or other applicable agreements. F. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, the Post-Effective Date Debtors, and the GUC Trust reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances in a tax-efficient manner acceptable to the Required Consenting Term Lenders. G. Allocations. Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

43 H. No Postpetition Interest on Claims. Unless otherwise specifically provided for in the Plan, the DIP Orders, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. I. Foreign Currency Exchange Rate. Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition), on the Effective Date. J. Setoffs and Recoupment. Except as expressly provided in the Plan, each Post-Effective Date Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (i) agreed in amount among the relevant Post-Effective Date Debtor(s) and Holder of Allowed Claim or (ii) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Post-Effective Date Debtor or its successor of any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Post-Effective Date Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment. K. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors, the Post-Effective Date Debtors, and the GUC Trust, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor, a Post-Effective Date Debtor, or the GUC Trust, as applicable. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, a Post-Effective Date Debtor, or the GUC Trust, as applicable, on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Post-Effective Date Debtor or the GUC Trust (in the case of distributions from the GUC Trust Assets), as applicable, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder timely to repay or return such distribution shall result in the Holder owing the applicable Post-Effective Date Debtor or the GUC Trust (in the case of distributions from the GUC Trust Assets) annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above until the amount is fully repaid.

44 2. Claims Payable by Third Parties. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article III of the Plan), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers, under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Disputed Claims Process. The Debtors and the Post-Effective Date Debtors, and the GUC Trust (solely with respect to General Unsecured Claims), shall have the exclusive authority to (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under the Plan. Except as otherwise provided herein, all Proofs of Claim Filed after the earlier of: (a) the Effective Date or (b) the applicable claims bar date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor, Post-Effective Date Debtor, or the GUC Trust, as applicable, without the need for any objection by the Debtor, Post-Effective Date Debtor, or the GUC Trust, as applicable, or any further notice to or action, order, or approval of the Bankruptcy Court. B. Allowance of Claims. After the Effective Date and subject to the terms of the Plan and the Purchase Agreement (in the event of an Asset Sale), the Plan Administrator, each of the Post-Effective Date Debtors, the GUC Trust, or the Purchaser (solely to the extent that the assets or liabilities that give rise to such Claim or Interest are transferred to the Purchaser pursuant to the Purchase Agreement in the event of a Sale Transaction), as applicable, shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim or Interest shall become an Allowed Claim or Allowed Interest unless and until such Claim or Interest is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim or Interest. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, or that is not or has not been Allowed by the Plan or a Final Order is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court.

45 C. Estimation of Claims. Before or after the Effective Date, the Debtors, the Post-Effective Date Debtors, the Plan Administrator, or the GUC Trust (with respect to General Unsecured Claims), as applicable, and, in the event of a Sale Transaction, with the consent of the Purchaser solely to the extent that the assets or liabilities that give rise to such Claim or Interest are transferred to the Purchaser pursuant to the Purchase Agreement, may (but are not required to), at any time, request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether any party previously has objected to such Disputed Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under sections 157 and 1334 of the Judicial Code to estimate any such Disputed Claim or Interest, including during the litigation of any objection to any Disputed Claim or Interest or during the pendency of any appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Disputed Claim or Interest that has been expunged from the Claims Register but that either is subject to appeal or has not been the subject of a Final Order shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions) and may be used as evidence in any supplemental proceedings, and the Debtors, the Post-Effective Date Debtors, the Plan Administrator, or the GUC Trust (with respect to General Unsecured Claims), as applicable, and, in the event of a Sale Transaction, with the consent of the Purchaser solely to the extent that the assets or liabilities that give rise to such Claim or Interest are transferred to the Purchaser pursuant to the Purchase Agreement, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Disputed Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen (14) days after the date on which such Disputed Claim or Interest is estimated. D. Claims Administration Responsibilities. Except as otherwise specifically provided in the Plan, after the Effective Date, the Post-Effective Date Debtors, the Plan Administrator, and/or the GUC Trust (solely with respect to the General Unsecured Claims), as applicable, and, in the event of a Sale Transaction, with the consent of the Purchaser solely to the extent that such Claim or Interest are transferred to the Purchaser pursuant to the Purchase Agreement, shall have the sole authority: (i) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (ii) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Post-Effective Date Debtor or the GUC Trust, as applicable, shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to the Plan. E. Time to File Objections to Claims. Any objections to Claims shall be Filed by the Post-Effective Date Debtors or the GUC Trust, and, in the event of an Asset Sale, with the consent of the Purchaser solely to the extent that such Claim or Interest are transferred to the Purchaser pursuant to the Purchase Agreement, on or before the Claims Objection Deadline, as such deadline may be extended from time to time. F. Adjustment to Claims or Interests without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Post-Effective Date Debtors, the Plan Administrator, and/or the GUC Trust (with respect to General Unsecured Claims), as applicable, without the Post-Effective Date Debtors, the Plan Administrator, or the GUC Trust, as applicable having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

46 G. Disputed and Contingent Claims Reserve. On or after the Effective Date, the Debtors or the Post-Effective Date Debtors, as applicable, may establish one or more reserves for Claims that are contingent or have not yet been Allowed, in an amount or amounts as reasonably determined by the applicable Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, consistent with the Proof of Claim Filed by the applicable Holder of such Disputed Claim. Following the final resolution of all Disputed Claims, any residual amounts in the Disputed Claims Reserve shall constitute Residual Cash and be immediately distributable to Holders of Allowed First Lien Claims. H. Disallowance of Claims or Interests. All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Post-Effective Date Debtors, as applicable, allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims or Interests may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Post-Effective Date Debtors. All Claims Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan after notice to the Holder of such Claim, but without any further notice to or action, order, or approval of the Bankruptcy Court. Except as provided herein or otherwise agreed to by the Post-Effective Date Debtors or the GUC Trust (with respect to the General Unsecured Claims), in their sole discretion, any and all Proofs of Claim Filed after the applicable bar date shall be deemed Disallowed as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order. I. Amendments to Proofs of Claim or Interest. On or after the Effective Date, a Proof of Claim or Proof of Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court, the Debtors, the Post-Effective Date Debtors, the Plan Administrator, the GUC Trust (with respect to General Unsecured Claims), or the Purchaser (solely to the extent that the assets or liabilities that give rise to such Claim or Interest are transferred to the Purchaser pursuant to the Purchase Agreement in the event of a Sale Transaction), as applicable, and any such new or amended Proof of Claim or Proof of Interest Filed that is not so authorized before it is Filed shall be deemed Disallowed in full and expunged without any further action, order, or approval of the Bankruptcy Court absent prior Bankruptcy Court approval or agreement by the Debtors, the Post-Effective Date Debtors, the Plan Administrator, or the Purchaser (solely to the extent that the assets or liabilities that give rise to such Claim or Interest are transferred to the Purchaser pursuant to the Purchase Agreement in the event of a Sale Transaction) as applicable; provided that the foregoing shall not apply to Administrative Claims or claims filed by Governmental Units to the extent the applicable bar date has not yet occurred. J. Distributions Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest. K. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Allowed Interest (as applicable) in

47 accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent (or the GUC Trustee, with respect to General Unsecured Claims) shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim or Interest unless required under applicable bankruptcy law. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, including the Purchase Agreement in the event of an Asset Sale, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Post-Effective Date Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, including demands, liabilities, and Causes of Action (including any Causes of Action or Claims based on theories or allegations of successor liability) that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims (other than any Reinstated Claims) and Interests (other than any Intercompany Interests that are Reinstated) and in the event of an Asset Sale, the transfer of the Debtors’ assets free and clear of any and all such Claims and Interests, subject to the occurrence of the Effective Date. B. Release of Liens. Except as otherwise provided in the New Takeback Facility Documents, the Plan, the Confirmation Order, the Purchase Agreement (if applicable), or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim or any related claim that may be asserted against a non-Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with Article III.B.1 hereof, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates or any non-Debtor Affiliate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Post-Effective Date Debtors and their successors and assigns. Any Holder of such Secured Claim or claim against a non-Debtor Affiliate (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Post-Effective Date Debtors, to release any collateral or other property of any Debtor or non-Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder) and to take such actions as may be reasonably requested by the Post-Effective Date Debtors or the Plan Administrator, as applicable, to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

48 C. Releases by the Debtors. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, by and on behalf of the Debtors, their Estates, and, if applicable, the Post-Effective Date Debtors and the Plan Administrator, in each case on behalf of itself and its respective successors, assigns, and representatives and any and all other Persons that may purport to assert any Cause of Action derivatively, by or through the foregoing Persons, from any and all claims and Causes of Action whatsoever (including any Avoidance Actions and any derivative claims asserted or assertable on behalf of the Debtors, their Estates, the Post-Effective Date Debtors, or the Plan Administrator), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that the Debtors, their Estates, the Post-Effective Date Debtors, if applicable, the Plan Administrator, if applicable, or their Affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents, and any other Persons claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or the Estates, the Chapter 11 Cases, the Restructuring Transactions, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated under the Plan, the business or contractual arrangements or interactions between the Debtors and any Released Party, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the RSA, the Restructuring Transactions, the First Lien Credit Documents, the Bridge Facility Documents, the New Organizational Documents, the DIP Documents, the DIP Orders, the Disclosure Statement, the Plan Supplement, the Purchase Agreement (if applicable), the Sale Transaction (if applicable), the Plan and related agreements, instruments, and other documents, the solicitation of votes with respect to the Plan, the New Takeback Facility Documents, the New Organizational Documents, the Receivables Program Documents, and all other Definitive Documents, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under the Plan, the Asset Sale, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Asset Sale (including the Purchase Agreement and any documents in connection therewith). Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to any of the Debtors, the Debtors’ Estates, or, if applicable, the Post-Effective Date Debtors or the Plan Administrator, asserting any Claim or Cause of Action released pursuant to the Debtor Release. D. Releases by Holders of Claims and Interests. Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, by the Releasing Parties, in each case on behalf of itself and its respective successors, assigns, and representatives and any and all other Persons that may purport to assert any Cause of Action derivatively, by or through the foregoing Persons, in each case solely to the extent of the Releasing

49 Parties’ authority to bind any of the foregoing, including pursuant to agreement or applicable non-bankruptcy law, from any and all claims and Causes of Action whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtors or the Estates), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that such Holders or their estates, Affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents, and any other Persons claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or the Estates, the Chapter 11 Cases, the Restructuring Transactions, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated under the Plan, the business or contractual arrangements or interactions between the Debtors and any Released Party, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the RSA, the Restructuring Transactions, the First Lien Credit Documents, the Bridge Facility Documents, the New Organizational Documents, the DIP Documents, the DIP Orders, the Disclosure Statement, the Plan Supplement, the Purchase Agreement (if applicable), the Sale Transaction (if applicable), the Plan and related agreements, instruments, and other documents, the solicitation of votes with respect to the Plan, the New Takeback Facility Documents, the New Organizational Documents, the Receivables Program Documents, and all other Definitive Documents, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under the Plan, the Asset Sale, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Asset Sale (including the Purchase Agreement and any documents in connection therewith). Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (i) consensual; (ii) essential to the confirmation of the Plan; (iii) given in exchange for good and valuable consideration provided by the Released Parties; (iv) a good faith settlement and compromise of the Claims released by the Third-Party Release; (v) in the best interests of the Debtors and their Estates; (vi) fair, equitable, and reasonable; (vii) given and made after due notice and opportunity for hearing; and (viii) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release. E. Exculpation. To the fullest extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party will be released and exculpated from, any Claim or Cause of Action arising prior to the Effective Date in connection with or arising out of the administration of the Chapter 11 Cases, the negotiation and pursuit of the RSA, the Restructuring Transactions, the First Lien Credit Documents, the Bridge Facility Documents, the New Organizational Documents, the DIP Documents, the DIP Orders, the Disclosure Statement, the Plan Supplement, the Purchase Agreement (if applicable), the Sale Transaction (if applicable), the Plan and related agreements, instruments, and other documents, the New Takeback Facility Documents, the Receivables Program Documents, and all other Definitive Documents, the solicitation of votes for, or Confirmation of, the Plan, the funding of the Plan, the occurrence of the Effective Date, the administration of the Plan or the property to be distributed under the Plan, the issuance of securities under or in connection with the Plan, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Post-Effective Date Debtors, if applicable, in connection with the Plan and the Restructuring Transactions, or the transactions in furtherance of any of the foregoing, other than Claims or Causes of Action in each case arising out of or related to any act or omission of an Exculpated Party that is a criminal act or constitutes actual fraud, willful misconduct, or gross negligence as determined by a Final Order, but in all respects such

50 Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of securities pursuant to the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under the Plan, the Asset Sale, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Asset Sale (including the Purchase Agreement and any documents in connection therewith). F. Injunction. Except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date through and until the date upon which all remaining property of the Debtors’ Estates vested in the Post-Effective Date Debtors has been liquidated and distributed in accordance with the terms of the Plan, from taking any of the following actions against, as applicable, the Debtors, the Post-Effective Date Debtors, the Exculpated Parties, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities; (iii) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities released or settled pursuant to the Plan. No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Post-Effective Date Debtors, the Exculpated Parties, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action subject to Article VIII.C, Article VIII.D, or Article VIII.E hereof, without the Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind, and (ii) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Post-Effective Date Debtor, Exculpated Party, or Released Party. Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Except as otherwise set forth in the Confirmation Order, each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F.

51 G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Post-Effective Date Debtors, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against the Post-Effective Date Debtors, or another Entity with whom the Post-Effective Date Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Document Retention. On and after the Effective Date, the Post-Effective Date Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Post- Effective Date Debtors, and in accordance with the Purchase Agreement (if applicable). I. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (i) such Claim has been adjudicated as non-contingent or (ii) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof: 1. the Restructuring Transactions shall have been implemented in accordance with the Restructuring Transactions Memorandum in all material respects; 2. in the event of an Asset Sale, the Distribution Reserve Accounts shall have been established and funded with the Priority Claims Reserve Amount and the Wind-Down Amount; 3. the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order; 4. each document or agreement constituting the applicable Definitive Documents, the form and substance of which shall be subject to the consent rights set forth in the RSA (and, in the event of a Sale Transaction, shall be subject to the consent rights set forth in the Purchase Agreement or shall otherwise be in form and substance reasonably acceptable to the Purchaser), shall have been executed and/or effectuated and remain in full force and effect, and any conditions precedent related thereto or contained therein shall have been satisfied or waived by the applicable party or parties prior to or contemporaneously with the occurrence of the Effective Date; 5. the New Takeback Facility Documents, if applicable, the form and substance of which shall be subject to the consent rights set forth in the RSA, shall have been executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the parties thereto (with the consent of the Required Consenting Term Lenders), other than such conditions that relate to the effectiveness of the Plan and related transactions, including payment of fees and expenses;

52 6. the DIP Claims shall have been indefeasibly paid in full in Cash or, solely to the extent set forth herein, satisfied by the New Takeback Facility; 7. unless an Asset Sale occurs, the New Common Stock shall have been issued; 8. all Restructuring Expenses, to the extent invoiced, shall have been paid in full; 9. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the Restructuring Transactions; 10. if and as applicable, the Purchase Agreement shall (i) have been executed and all conditions precedent to closing of the Sale Transaction shall have occurred, been waived in accordance with the Purchase Agreement, or will occur substantially simultaneously with the effectiveness of the Plan and (ii) be in full force and effect and binding upon the relevant parties according to its terms; 11. if and as applicable, the Purchaser shall deliver the Purchase Price to the Debtors in exchange for the Post-Effective Date Debtors’ distribution of the substantially all of the New Common Stock or transfer of substantially all of the Debtors’ assets or as otherwise agreed to by the Debtors and the Purchaser; 12. the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been Filed; 13. the RSA shall remain in full force and effect; 14. the GUC Trust Agreement shall have been executed and the GUC Trust Assets shall have vested or be deemed to have vested in the GUC Trust; 15. none of the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code; 16. no Bankruptcy Court order appointing a trustee or examiner with expanded powers shall have been entered and remain in effect under any chapter of the Bankruptcy Code with respect to the Debtors; 17. the Plan shall not have been materially amended, altered, or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration, or modification has been made in accordance with the terms of the Plan as confirmed by the Confirmation Order, the RSA, and, in the event of an Asset Sale, the Purchase Agreement; and 18. all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval by the Bankruptcy Court. B. Waiver of Conditions. The conditions to the Effective Date set forth in this Article IX, except for the conditions set forth in Article IX.A.6 and 17 of the Plan (each of which may not be waived without the consent of the affected parties), may be waived in whole or in part at any time by the Debtors only with the prior written consent (email shall suffice) of the Required Consenting Term Lenders and, in the event of a Sale Transaction, the Purchaser, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan. C. Effect of Failure of Conditions. If Consummation does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims by the Debtors or other Claims or Interests; (ii) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any

53 other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity in any respect; provided that all provisions of the RSA or the Purchase Agreement that survive termination thereof shall remain in effect in each case, in accordance with the terms thereof. D. Substantial Consummation. “Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in the Plan and only to the extent permitted by the RSA, and in the event of a Sale Transaction, only to the extent permitted by the Purchase Agreement and subject to the consent rights set forth in the Purchase Agreement, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan, the RSA, and in the event of a Sale Transaction, the Purchase Agreement and the consent rights set forth therein, and the requirements of section 1127 of the Bankruptcy Code, rule 3019 of the Bankruptcy Rules, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify, the Plan with respect to such Debtor, one or more times, after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. B. Effect of Confirmation on Modifications. Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan. To the extent permitted by the RSA and, in the event of a Sale Transaction, only to the extent permitted by the Purchase Agreement and subject to the Purchase Agreement in all respects (including Article VIII and Section 10.12 thereof), the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. Subject to the Purchase Agreement (including Article VIII and Section 10.12 thereof), if the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of such Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating

54 to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Post-Effective Date Debtors’ amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed, assumed and assigned, or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; 4. grant any consensual request to extend the deadline for assuming or rejecting Executory Contracts and Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code; 5. ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan; 6. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 7. adjudicate, decide, or resolve any and all matters related to sections 1141 and 1145 of the Bankruptcy Code; 8. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan, the Sale Transaction (as applicable), and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan, the Sale Transaction (as applicable), or the Disclosure Statement; 9. enforce the terms of the Purchase Agreement and any related documents or schedules thereto (if applicable) and enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 10. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan; 11. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, discharges, and exculpations contained in the Plan, including under Article VIII hereof, whether arising prior to or after the Effective Date, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions;

55 13. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K hereof; 14. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 15. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, including the RSA, and the Purchase Agreement (if applicable); 16. enter an order concluding or closing the Chapter 11 Cases; 17. adjudicate any and all disputes arising from or relating to distributions under the Plan; 18. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 19. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 20. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements (including the Purchase Agreement, if applicable), documents, or instruments executed in connection with the Plan; 21. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 22. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII hereof; 23. enforce all orders previously entered by the Bankruptcy Court; and 24. hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Takeback Facility Documents shall be governed by the jurisdictional provisions therein, and the Bankruptcy Court shall not retain any jurisdiction with respect thereto. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Post-Effective Date Debtors, the Purchaser (if applicable), and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

56 B. Additional Documents. On or before the Effective Date, and consistent in all respects with the terms of the RSA, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan and the RSA. The Debtors or the Post-Effective Date Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Post-Effective Date Debtors, (or funded by the Post-Effective Date Debtors and disbursed by the Disbursing Agent on behalf of each of the Post-Effective Date Debtors and the GUC Trustee) for each quarter (including any fraction thereof) until such Post- Effective Date Debtor’s Chapter 11 Case is converted, dismissed, or closed, whichever occurs first. D. Statutory Committee and Cessation of Fee and Expense Payment. On the Effective Date, the Committee and any other statutory committee appointed in these Chapter 11 Cases shall dissolve, and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Post-Effective Date Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date. All monthly reports shall be filed, and all fees due and payable pursuant to section 1930(a) of Title 28 of the United States Code shall be paid by the Debtors or the Post-Effective Date Debtors, as applicable, (or funded by the Post-Effective Date Debtors and disbursed by the Disbursing Agent on behalf of each of the Post-Effective Date Debtors and the GUC Trustee) on the Effective Date, and following the Effective Date, the Post-Effective Date Debtors (or the Disbursing Agent on behalf of each of the Post-Effective Date Debtors) shall pay such fees as they are assessed and come due for each quarter (including any fraction thereof) and shall file quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay such quarterly fees to the U.S. Trustee and to file quarterly reports until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. E. Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. F. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of such Entity.

57 G. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows: 1. if to the Debtors, to: Cyxtera Technologies, Inc. Attention: Victor Semah, Chief Legal Counsel E-mail address: victor.semah@cyxtera.com with copies to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Edward O. Sassower, Christopher Marcus, Derek I. Hunter E-mail addresses: esassower@kirkland.com christopher.marcus@kirkland.com derek.hunter@kirkland.com 2. if to a member of the AHG, to: Gibson, Dunn & Crutcher LLP 200 Park Ave New York, NY 10166 Attention: Scott J. Greenberg, Steven Domanowski, Stephen D. Silverman E-mail addresses: sgreenberg@gibsondunn.com, sdomanowski@gibsondunn.com ssilverman@gibsondunn.com 3. if to a Consenting Sponsor, to: Latham & Watkins LLP 1271 6th Avenue New York, NY 10020 Attention: George A. Davis, Joseph C. Celentino E-mail addresses: george.davis@lw.com, joe.celentino@lw.com 4. if to the Committee, to: Pachulsky Stang Ziehl & Jones LLP 780 Third Avenue New York, NY 10017 Attention: Bradford J. Sandler, Robert J. Feinstein, Paul J. Labov E-mail addresses: bsandler@pszjlaw.com, rfeinstein@pszjlaw.com plabov@pszjlaw.com

58 5. if to the Purchaser, to: c/o Brookfield Asset Management Inc. 250 Vesey Street, 15th Floor New York, New York 10281 Attention: Fred Day, Michael Rudnick E-mail addresses: fred.day@brookfield.com michael.rudnick@brookfield.com with copies to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: Brian S. Hermann, Jacob A. Adlerstein E-mail addresses: bhermann@paulweiss.com jadlerstein@paulweiss.com After the Effective Date, the Debtors have authority to notify Entities that, in order to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. H. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. I. Entire Agreement. Except as otherwise indicated, including with respect to the Purchase Agreement (if applicable), and without limiting the effectiveness of the RSA, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. J. Exhibits. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://www.kccllc.net/cyxtera or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. K. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and

59 provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan, and any deletion or modification thereof shall be subject to the consent rights set forth in the RSA, the Purchase Agreement (if applicable), and herein; and (iii) nonseverable and mutually dependent. L. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys shall be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties nor individuals nor the Post- Effective Date Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan or any previous plan. M. Good Faith; No Collusion. In the event of an Asset Sale, upon entry of the Confirmation Order, the Debtors and the Purchaser, and each of their management, board of directors or equivalent governing body, officers, directors, employees, agents, members, managers, equity holders, and representatives will be found and deemed to have negotiated, proposed, and entered into the Purchase Agreement in good faith, without collusion or fraud, and from arms’-length bargaining positions. N. Closing of Chapter 11 Cases. The Post-Effective Date Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. O. Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the RSA, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. P. Creditor Default. An act or omission by a Holder of a Claim or Interest or the Purchaser in contravention of the provisions of the Plan shall be deemed an event of default under the Plan. Upon an event of default, the Post-Effective Date Debtors may seek to hold the defaulting party in contempt of the Confirmation Order and shall be entitled to reasonable attorneys’ fees and costs of the Post-Effective Date Debtors in remedying such default. Upon the finding of such a default by a Holder of a Claim or Interest, the Bankruptcy Court may: (a) designate a party to appear, sign, and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (b) enforce the Plan by order of specific performance; (c) award a judgment against such defaulting Holder of a Claim or Interest in favor of the Post-Effective Date Debtors in an amount, including interest, if applicable, to compensate the Post-Effective Date Debtors for the damages caused by such default; and (d) make such other order as may be equitable that does not materially alter the terms of the Plan.

60 Q. Removal or Abandonment of Third Parties’ Property. Except as set forth in the Purchase Agreement (if applicable), nothing in the Plan shall impose upon the Post-Effective Date Debtors any obligation to store or protect any third party’s property, all of which property will be deemed abandoned and surrendered to the Post-Effective Date Debtors if such property has not been removed (by its owner in a commercially reasonable manner, and with insurance to cover any damage from such removal) from any real property owned or leased by the Post-Effective Date Debtors within forty-five (45) days after Confirmation of the Plan. Following the abandonment and surrender of any such property, the Post-Effective Date Debtors may sell, transfer, assign, scrap, abandon, or otherwise dispose of such property and retain any proceeds resulting therefrom. [Remainder of page intentionally left blank.]

61 Dated: November 13, 2023 Cyxtera Technologies, Inc. on behalf of itself and all other Debtors /s/ Eric Koza Name: Eric Koza Title: Chief Restructuring Officer